UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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DAVITA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2018 Annual Meeting and Proxy Statement

April 27, 2018
Dear Fellow Stockholder:
We are pleased to invite you to attend the DaVita Inc. 2018 Annual Meeting of Stockholders, or Annual Meeting, which will be held on Monday, June 18, 2018, at 5:00 p.m., Mountain Time, at our principal executive offices located at 2000 16th Street, Denver, Colorado 80202. The attached Notice of Annual Meeting and Proxy Statement will serve as your guide to the business to be conducted at the meeting.
The Proxy Statement includes, among other items, information about the qualifications of our director nominees and the compensation of our named executive officers that is relevant to matters that will be presented at our Annual Meeting. We hope that you will participate in our Annual Meeting, either by attending and voting in person or voting by other available methods as promptly as possible. Voting by any of the available methods will ensure that you are represented at the Annual Meeting, even if you are not present. You may vote your proxy via the Internet, by telephone, or by mail. Please follow the instructions on the Notice of Internet Availability of Proxy Materials that you receive in the mail and/or your proxy card.
We value the perspective of our stockholders, and we look forward to sharing more about our Company at the Annual Meeting.
On behalf of our Board of Directors, I thank you for your continued interest in our business.
Sincerely,
Kent J. Thiry
Chairman and Chief Executive Officer, DaVita Inc.,
and Chief Executive Officer, DaVita Medical Group
Notice of 2016 Annual Meeting of Stockholders

Notice of 2018 Annual Meeting of Stockholders

Monday, June 18, 2018
5:00 p.m., Mountain Time
DaVita Inc.
2000 16th Street
Denver, Colorado 80202
The 2018 Annual Meeting of the Stockholders of DaVita Inc., a Delaware corporation, will be held on Monday, June 18, 2018 at 5:00 p.m., Mountain Time, at our principal executive offices located at 2000 16th Street, Denver, Colorado 80202, for the following purposes, which are further described in the accompanying Proxy Statement:

•
To vote upon the election of the ten director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the 2019 annual meeting of stockholders of the Company or until their successors are duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018;

•	To approve, on an advisory basis, the compensation of our named executive officers;

•	To consider and vote upon a stockholder proposal regarding revisions to the Company's proxy access bylaw, if properly presented at the meeting; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
We will mail, on or about April 27, 2018, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 23, 2018. On the date of mailing of the Notice of Internet Availability of Proxy Materials, the proxy materials will be accessible on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.
The Notice of Internet Availability of Proxy Materials will also identify the date, time, and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to Stockholders, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy over the Internet and how to vote over the Internet; and information on how to vote in person. If you attend the Annual Meeting and previously used the telephone or Internet voting systems, or mailed your completed proxy card, you may vote in person at the meeting if you wish to change your vote in any way.
Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time, on Sunday, June 17, 2018.
By order of the Board of Directors,
Samantha A. Caldwell
Corporate Secretary
DaVita Inc.
April 27, 2018
Notice of 2016 Annual Meeting of Stockholders

Proxy Statement

General Information

We are delivering this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 18, 2018 at 5:00 p.m., Mountain Time, at the principal executive offices of DaVita Inc. (the “Company” or "DaVita"), located at 2000 16th Street, Denver, Colorado 80202. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the Annual Meeting is the close of business on April 23, 2018. All holders of record of our common stock on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any meetings held upon adjournment of that meeting. To obtain directions to our Annual Meeting, visit our website at
http://www.davita.com.
In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the Internet, which include this Proxy Statement and the accompanying Notice of Meeting, and Annual Report to Stockholders. If you received the notice by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. Instead, the Notice of Internet Availability of Proxy Materials provides instructions on how you may access and review all of the important information contained in the proxy materials, and how you may submit your vote by proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will be first mailed on or about April 27, 2018 to all stockholders of record as of April 23, 2018.

Whether or not you plan to attend the Annual Meeting in person, please vote by telephone, Internet, or request a proxy card to complete, sign, date and return by mail to ensure that your shares will be voted at the Annual Meeting. You may revoke your proxy at any time prior to its use by either: (1) filing with our Corporate Secretary an instrument revoking it or a duly executed proxy bearing a later date, or (2) attending the Annual Meeting and voting in person.
If you plan to attend the Annual Meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to the Company’s admission process for the Annual Meeting. A description of the admission process can be found below in this Proxy Statement under the heading “General Information — Admission to Annual Meeting.”
Unless you instruct otherwise in the proxy, any proxy that is given and not revoked will be voted at the Annual Meeting:

•
For the election of the ten director nominees identified in this Proxy Statement to serve until the 2019 annual meeting of stockholders of the Company or until their successors are duly elected and qualified;

•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018;

•	For the approval, on an advisory basis, of the compensation of our named executive officers;

•	Against the stockholder proposal regarding revisions to the Company's proxy access bylaw, if properly presented at the meeting; and

•
As determined by the proxy holders named in the proxy card in their discretion, with regard to all other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Voting Information

Our only voting securities are the outstanding shares of our common stock. At the record date, we had approximately 175,442,510 shares of common stock outstanding. Each stockholder is entitled to one vote per share on each matter that we will consider at the Annual Meeting. Stockholders are not entitled to cumulate votes. Under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may not vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Accordingly, brokers holding shares of record for their customers generally are not entitled to vote on these matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. Thus, if you hold your shares in “street name,” meaning that your shares are registered in the name of your broker, bank or other nominee, and you do not instruct your broker, bank or other nominee how to vote, no votes will be cast on your behalf on any proposal other than the proposal for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.” If the stockholders of record present in person or represented by their proxies and entitled to vote at the Annual Meeting hold at least a majority of our shares of common stock outstanding as of the record date, a quorum will exist for the transaction of business at the Annual Meeting. Stockholders attending the Annual Meeting in person or represented by proxy at the Annual Meeting who abstain from voting and broker non-votes are counted as present for quorum purposes.

Votes Required for Proposals

The table below details information regarding the proposals to be voted on at the Annual Meeting, the Board's recommendation on how to vote on each proposal, the votes required to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes*
Item 1: Election of the ten director nominees identified in this Proxy Statement to serve until our 2019 annual meeting of stockholders.	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast with respect to each such nominee[1]	No effect	No effect
Item 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote	Treated as votes Against	Brokers have discretion to vote
Item 3: Approval, on an advisory basis, of the compensation of our named executive officers.	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote	Treated as votes Against	No effect
Item 4: Stockholder proposal regarding revisions to the Company’s proxy access bylaw, if properly presented at the Annual Meeting.	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy and entitled to vote	Treated as votes Against	No effect

1
In the event that the number of nominees exceeds the number of directors to be elected, which is a situation that we do not anticipate, directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

* See "General Information — Voting Information" for additional information on broker non-votes.

Because your votes on the compensation of our named executive officers and the stockholder proposal are advisory, the results of each of those votes will not be binding on the Company or the Board. However, the Board and its Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation and matters related to the subject of the stockholder proposal.

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Proxy Statement

Proxy Solicitation Costs

We will pay for the cost of preparing, assembling, printing and mailing to our stockholders the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying Notice of Meeting, and the Annual Report to Stockholders, as well as the cost of our solicitation of proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. We have also retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the distribution and solicitation of proxies and to verify records related to the solicitation at a fee of $15,000 plus reimbursement for all reasonable out-of-pocket expenses incurred during the solicitation. MacKenzie and our officers, directors and employees may supplement the original solicitation by mailing of proxies, by telephone, facsimile, e-mail and personal solicitation. We have agreed to indemnify MacKenzie against liabilities and expenses arising in connection with the proxy solicitation unless caused by MacKenzie’s negligence, willful misconduct or bad faith.

Delivery of Proxy Statement and Annual Report

Beneficial owners, but not record holders, of our common stock who share a single address may receive only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, an Annual Report to Stockholders and Proxy Statement, unless their broker has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of the Notice of Internet Availability of
Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement, they should notify their broker. Beneficial owners sharing an address to which a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement was delivered can also request prompt delivery of a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement by contacting Investor Relations at the following address or phone number: Attn: Investor Relations, DaVita Inc., 2000 16th Street, Denver, Colorado 80202, (888) 484-7505. Additionally, stockholders who share the same address and receive multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement, can request a single copy by contacting us at the address or phone number above.

Admission to Annual Meeting

Admission to the Annual Meeting will be limited to holders of the Company’s common stock, family members accompanying holders of the Company’s common stock, persons holding executed proxies from stockholders who held the Company’s common stock as of the close of business on April 23, 2018 and such other persons as the chair of the Annual Meeting shall determine.

If you are a holder of the Company’s common stock, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a holder of the Company’s common stock. Please read the following procedures carefully, because they specify the documents you must bring with you to be admitted to the Annual Meeting. The items that you must bring with you differ depending upon whether you were a record holder of the Company’s common stock as of the close of business on April 23, 2018, a holder of the Company’s common stock in “street name” as of the close of business on April 23, 2018, or if you acquired the Company’s common stock after April 23, 2018. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	8

shares of stock are held in “street name,” meaning that the shares are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead. If you are unsure as to whether you were a record holder of the Company’s common stock as of the close of business on April 23, 2018, please call the Company’s transfer agent, Computershare, at (877) 889-2012.
If you were a record holder of the Company’s common stock as of the close of business on April 23, 2018, then you must bring a valid personal photo identification (such as a driver’s license or passport).
At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on April 23, 2018.
If a broker, bank or other nominee was the record holder of your shares of the Company’s common stock as of the close of business on April 23, 2018, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you owned shares of the Company’s common stock as of the close of business on April 23, 2018.
Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned the Company’s common stock as of the close of business on April 23, 2018, or (iii) a brokerage account statement indicating that you owned the Company’s common stock as of the close of business on April 23, 2018.
If you acquired your shares of the Company’s common stock at any time after the close of business on April 23, 2018, you do not have the right to vote at the Annual Meeting, but you may attend the meeting if you bring with you:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you own shares of the Company’s common stock.
Examples of proof of ownership include the following:

•	if a broker, bank or other nominee is the record holder of your shares of the Company’s common stock: (i) a letter from your bank or broker stating that you acquired the Company’s common stock after April 23, 2018, or (ii) a brokerage account statement as of a date after April 23, 2018 indicating that you own the Company’s common stock; or

•	if you are the record holder of your shares of the Company’s common stock, a copy of your stock certificate or a confirmation acceptable to the Company that you bought the stock after April 23, 2018.
If you are a proxy holder for a stockholder of the Company who owned shares of the Company’s common stock as of the close of business on April 23, 2018, then you must bring:

•	the executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of the Company’s common stock as of the close of business on April 23, 2018;

•	valid personal photo identification (such as a driver’s license or passport); and

•
if the stockholder whose proxy you hold was not a record holder of the Company’s common stock as of the close of business on April 23, 2018, proof of the stockholder’s ownership of shares of the Company’s common stock as of the close of business on April 23, 2018, in the form of (i) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, (ii) a letter from a bank or broker indicating that the stockholder owned the Company’s common stock as of the close of business on April 23, 2018, or (iii) a brokerage account statement indicating that the stockholder owned the Company’s common stock as of the close of business on April 23, 2018.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. Shares may be voted in person at the Annual Meeting only by (a) the record holder as of the close of business on April 23, 2018 or (b) a person holding a valid proxy executed by such record holder.

9

Proxy Statement

Electronic Availability of Proxy Materials for the 2018 Annual Meeting

This Proxy Statement, the Annual
Report to Stockholders and Form 10-K for fiscal year

2017 are available electronically at www.proxyvote.com.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	10

Proxy Statement

Proposal 1 Election of Directors

At the Annual Meeting, you will elect ten directors to serve until the 2019 annual meeting of stockholders or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
The Amended and Restated Bylaws of the Company (the "Bylaws") require that each director be elected by the majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors with respect to such director in uncontested elections. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board, and the Nominating and Governance Committee of the Board will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board, excluding the director in question, will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days (or, if so extended by the Board in certain circumstances, within 180 days) from the date the election results are certified. If a nominee for director who was not already serving as a director does not receive a majority of votes cast in an uncontested election at the Annual Meeting, the nominee is not elected to the Board. All 2018 nominees are currently serving on the Board.
None of the nominees has any family relationship with any other nominee or with any of our executive officers and no arrangement or understanding exists between any nominee and any other person or persons pursuant to which a nominee was or is to be selected as a director or nominee.

After a thorough evaluation and assessment, the Nominating and Governance Committee has recommended, and the Board has nominated or re-nominated, Pamela M. Arway, Charles G. Berg, Barbara J. Desoer, Pascal Desroches, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Kent J. Thiry and Phyllis R. Yale for election as directors. Please see the section titled “Corporate Governance — Selection of Directors” below for more information about the nomination process.
Eight of the ten nominees for director have been determined to be independent under the NYSE listing standards. Please see the section titled “Corporate Governance — Director Independence” below for more information. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected.
Unless the proxy indicates otherwise, the persons named as proxies in the accompanying proxy have advised us that at the Annual Meeting they intend to vote the shares covered by the proxies for the election of the nominees named above. If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that the Board may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	11

Information Concerning Members of the Board Standing for Election
A biography of each nominee, current as of March 31, 2018, setting forth his or her age, and describing his or her business experience during the past five years, including other prior relevant business experience is presented below.

Pamela M. Arway, 64, has been one of our directors since May 2009. From 2005 to 2008, Ms. Arway served as the president of the Japan, Asia-Pacific, Australia region for American Express International, Inc., a global payment services and travel company. Ms. Arway joined the American Express Company in 1987, and subsequently served in various capacities, including as chief executive officer of American Express Australia Limited from 2004 to 2005 and as executive vice president of Corporate Travel, North America from 2000 to 2004. Prior to her retirement in October 2008, she also served as advisor to the American Express Company’s chairman and chief executive officer. Since May 2010, Ms. Arway has been a member of the board of The Hershey Company, a chocolate and confectionary company. She currently serves as a member of the Audit and Finance and Risk Management Committees of The Hershey Company's board. Since March 2014, Ms. Arway has been a member of the board of Iron Mountain Incorporated, an enterprise information management services company and currently serves as chair of its Compensation Committee and as a member of the Nominating and Governance Committee. Ms. Arway brings significant leadership experience as a global executive, with extensive management experience in the areas of marketing, international business, finance and government affairs. With her service as a director on the boards of other large public companies, Ms. Arway also brings significant experience in corporate governance and executive compensation related matters.

Charles G. Berg, 60, has been one of our directors since March 2007, and from November 2016 until December 2017, also served as executive chair of our integrated healthcare business, DaVita Medical Group (“DMG”). Mr. Berg served as executive chairman and as a member of the board of directors of WellCare Health Plans, Inc. (“WellCare”), a provider of managed care services for government-sponsored healthcare programs from January 2008 to December 2010. Mr. Berg served as non-executive chairman of the board of directors of WellCare from January 2011 until his retirement in May 2013. From January 2007 to April 2009, Mr. Berg was a senior advisor to Welsh, Carson, Anderson & Stowe, a private equity firm. From April 1998 to July 2004, Mr. Berg held various executive positions with Oxford Health Plans, Inc. (“Oxford”), a health benefit plan provider, which included chief executive officer from November 2002 to July 2004 when Oxford was acquired by UnitedHealth Group, president and chief operating officer from March 2001 to November 2002 and executive vice president, medical delivery from April 1998 to March 2001. From July 2004 to September 2006, Mr. Berg served as an executive of UnitedHealth Group and was primarily responsible for integrating the Oxford business. Mr. Berg currently serves as a member of the Operating Council & Senior Advisory Board of Consonance Capital Partners, a private equity firm, and the board of directors of Justworks, Inc., a private human resources and payment company. Mr. Berg is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

12

Proxy Statement

Barbara J. Desoer, 65, has been one of our directors since October 2015. Ms. Desoer currently serves as the chief executive officer and a member of the board of directors of Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. and a diversified global financial services company, both positions she has held since April 2014. Ms. Desoer previously served as the chief operating officer of Citibank, N.A. from October 2013 to April 2014. Prior to Citibank, Ms. Desoer spent 35 years at Bank of America, a diversified global financial services company, most recently as president, Bank of America Home Loans, where she led the integration of Countrywide, the largest mortgage originator and servicer in the United States. In previous Bank of America roles, Ms. Desoer was a Global Technology & Operations executive, an international market-focused position leading teams in the United Kingdom, Asia and Latin America. She also served as president, Consumer Products. She serves on the board of visitors at the University of California at Berkeley. Ms. Desoer also has served on the board of directors of various non-profit and privately held corporations. Ms. Desoer is an experienced business leader with extensive management experience, and brings a deep understanding of regulated businesses.

Pascal Desroches, 54, has been one of our directors since January 2017. Mr. Desroches is the executive vice president and chief financial officer of Turner Broadcasting System, Inc. (“Turner”), a subsidiary of Time Warner Inc. ("Time Warner") and a global media and entertainment company, a position he has held since 2014. Mr. Desroches is also responsible for Turner’s global technology, security and facilities organizations. Prior to joining Turner, from December 2007 to December 2014, Mr. Desroches was the senior vice president and controller of Time Warner, a global leader in media and entertainment with businesses in television networks and film and TV entertainment, where he was responsible for overseeing internal and external financial reporting, financial planning and analysis, procurement services, shared services program management office, and worked on the management team on mergers and acquisitions and other transactions. Prior to joining Time Warner, Mr. Desroches was a partner in KPMG LLP’s Department of Professional Practice – Assurance & Advisory Services in New York from 2000 to 2001. Prior to being admitted into KPMG LLP’s partnership, Mr. Desroches was a professional accounting fellow with the Office of the Chief Accountant of the SEC. Mr. Desroches is a CPA with more than 30 years of experience, and brings significant finance experience to the Board as a current chief financial officer and former controller of a major media company.

Paul J. Diaz, 56, has been one of our directors since July 2007. Mr. Diaz currently serves as a general partner of Cressey & Company, a private equity firm focused exclusively on investing in and building healthcare businesses, a position he has held since September 2017. Mr. Diaz was an operating partner at Cressey & Company from March 2016 to September 2017. Since August 2014, Mr. Diaz has served as a partner at Guidon Partners LP, a private investment partnership. He served as Executive Vice Chairman of Kindred Healthcare, Inc. (“Kindred”), a provider of long-term healthcare services in the United States, from March 2015 until March 2016, chief executive officer from January 2004 to March 2015, as well as president from January 2002 to May 2012 and as chief operating officer from January 2002 to December 2003. Prior to joining Kindred, Mr. Diaz was the managing member of Falcon Capital Partners, LLC, a private investment and consulting firm, and from 1996 to July 1998, Mr. Diaz served in various executive capacities with Mariner Health Group, Inc., a healthcare facility operator, including as executive vice president and chief operating officer. Mr. Diaz serves on the boards of Kindred and Performance Health, a private medical supply distribution company, and the board of trustees of Johns Hopkins Medicine and the board of visitors of the Georgetown University Law Center and previously served on the board of PharMerica Corporation. Mr. Diaz is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	13

Peter T. Grauer, 72, has been one of our directors since August 1994 and our lead independent director since 2003. Mr. Grauer has been chairman of the board of Bloomberg, Inc., a business and financial information company, since April 2001, treasurer since March 2001 and was its chief executive officer from March 2002 until July 2011. From June 2013 to March 2018, Mr. Grauer served as a non-executive director of Glencore plc, a global mining and commodities firm listed on the London Stock Exchange. From November 2000 until March 2002, Mr. Grauer was a managing director of Credit Suisse First Boston, a financial services firm. From September 1992 until November 2000, upon the merger of Donaldson, Lufkin & Jenrette (“DLJ”), a financial services firm, into Credit Suisse First Boston, Mr. Grauer was a managing director and founding partner of DLJ Merchant Banking Partners. From January 2016 to January 2018, Mr. Grauer served as a director of Blackstone Group, L.P., a publicly traded global investment and advisory firm. Mr. Grauer has significant experience as a business leader and brings a deep understanding of our business and industry through his over 20 years of service as a member of the Board. Mr. Grauer also brings extensive experience in strategic planning and leadership of complex organizations, and a global business perspective from his service on other boards.

John M. Nehra, 69, has been one of our directors since November 2000. From 1989 until his retirement in August 2014, Mr. Nehra was affiliated with New Enterprise Associates (“NEA”), a venture capital firm, including, from 1993 until his retirement, as general partner of several of its affiliated venture capital limited partnerships. Mr. Nehra also served as managing general partner of Catalyst Ventures, a venture capital firm, from 1989 to 2013. Mr. Nehra served on the boards of a number of NEA’s portfolio companies until his retirement in August 2016 and remains a retired special partner of NEA. Mr. Nehra is an experienced business leader with approximately 44 years of experience in investment banking, research and capital markets and he brings a deep understanding of our business and industry through his nearly 18 years of service as a member of the Board as well as significant experience in the healthcare industry through his involvement with NEA’s healthcare-related portfolio companies.

Dr. William L. Roper, 69, has been one of our directors since May 2001. Dr. Roper has been chief executive officer of the University of North Carolina (“UNC”) Health Care System, dean of the UNC School of Medicine and vice chancellor for medical affairs of UNC since March 2004. Dr. Roper also continues to serve as a professor of health policy and administration in the UNC School of Public Health and a professor of pediatrics and of social medicine in the UNC School of Medicine. From 1997 until March 2004, he was dean of the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as senior vice president of Prudential Health Care. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of Centers for Medicare & Medicaid Services from 1986 to 1989. Dr. Roper was a member of and is the immediate past chairman of the board of the National Quality Forum, a non-profit organization that aims to improve the quality of healthcare. From December 2007 to November 2011, Dr. Roper served on the board of Medco Health Solutions, Inc., a pharmacy benefits management company, and since November 2011 has served on the board of its successor company, Express Scripts Holding Company. Dr. Roper brings substantial expertise in the medical field, an in-depth understanding of the regulatory aspects of our business as well as clinical, financial and operational experience.

14

Proxy Statement

Kent J. Thiry, 62, has been our chairman of the Board since June 2015 and from October 1999 until November 2012, and our chief executive officer since October 1999. In October 2014, Mr. Thiry also became chief executive officer of our integrated care business, DMG. From November 2012 until June 2015, Mr. Thiry served as our co-chairman of the Board. From June 1997 until he joined us in October 1999, Mr. Thiry was chairman of the board and chief executive officer of Vivra Holdings, Inc., which was formed to operate the non-dialysis business of Vivra Incorporated (“Vivra”) after Gambro AB acquired the dialysis services business of Vivra in June 1997. From September 1992 to June 1997, Mr. Thiry was the president and chief executive officer of Vivra, a provider of renal dialysis services and other healthcare services. From April 1992 to August 1992, Mr. Thiry was president and co-chief executive officer of Vivra, and from September 1991 to March 1992, he was president and chief operating officer of Vivra. From 1983 to 1991, Mr. Thiry was associated with Bain & Company, first as a consultant, and then as vice president. Mr. Thiry previously served on the board of Varian Medical Systems, Inc. from August 2005 to February 2009 and served as the non-executive chairman of Oxford Health Plans, Inc. until it was sold to UnitedHealth Group in July 2004. As a member of management, Mr. Thiry provides significant healthcare industry experience and unique expertise regarding the Company’s business and operations as well as executive leadership and management experience.

Phyllis R. Yale, 60, has been one of our directors since July 2016. Ms. Yale has been an Advisory Partner with Bain & Company, Inc. (“Bain”), a global management consulting firm, since July 2010. Ms. Yale was a partner with Bain from 1987 to July 2010, and was a leader in building Bain’s healthcare practice. In her role at Bain, Ms. Yale works with healthcare payors, providers, and medical device companies, and frequently advises the world’s leading private equity firms on their investments in the healthcare sector. She has served as a member of the board of directors of several public and private companies in the healthcare sector, and currently serves as Chair of the board of directors of Kindred, a provider of long-term healthcare services in the United States. She is also Chair of the board of directors of Blue Cross Blue Shield of Massachusetts, a not-for-profit health plan headquartered in Boston. Ms. Yale previously served as a director of National Surgical Hospitals, a privately held specialty hospital operator, and a director of ValueOptions, Inc., a health improvement company specializing in mental and emotional wellbeing and recovery, which merged with Beacon Health Strategies during 2014. Ms. Yale has a deep knowledge base and experience in several segments of the healthcare industry including corporate strategies, marketing and cost and quality management, as well as mergers and acquisitions.

The Board recommends a vote FOR the election of each of the named nominees as directors.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	15

Corporate Governance

The general governance framework for the Company is provided by its Bylaws, corporate governance guidelines, the charters for each of the Board’s committees, the corporate governance code of ethics and corporate code of conduct. These governance documents are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance. The Board adopted the corporate governance guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and our stockholders.

Selection of Directors

Our Board views diversity in a broad sense, taking into consideration the mix of qualifications of our directors including tenure, experience levels and types of experience, including both industry and subject matter expertise, and re-evaluates these qualifications from time to time to ensure continued diversity.
In making its recommendations to the Board, the Nominating and Governance Committee considers a number of factors and assesses the overall mix of qualifications, individual characteristics, experience level, and diverse perspectives and skills that are most beneficial to our Company. The committee also considers the mix of different tenures of the directors, taking into account the benefits of directors with longer tenures, including greater board stability and continuity of organizational knowledge, and the benefits of directors with shorter tenures, and takes steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to re-examine the status quo. In connection with the nomination or re-nomination of directors, it is the committee’s responsibility to determine in each case whether nomination or re-nomination is appropriate. The committee assesses each director’s performance and contributions to the Board, as well as his or her skills, experience and qualifications, including the continued value to the Company of a director’s experience and background in light of current and future needs. If the incumbent director has not performed or contributed in a meaningful way, the committee takes into consideration whether nomination or re-nomination is appropriate in light of any other relevant facts and circumstances. An integral part of this process are the individual director, Board and committee self-evaluation processes, which are performed on an annual basis, as further described under the section titled "—Regular Board and Committee Evaluations."
The Nominating and Governance Committee will consider nominees for director recommended by stockholders upon submission in writing to our Corporate Secretary of the names and qualifications of such nominees at the following address: Corporate Secretary, DaVita Inc., 2000 16th Street, Denver, Colorado 80202. The committee will evaluate candidates based on the same criteria regardless of whether the candidate was recommended by the Company or a stockholder.
In March 2018, the Nominating and Governance Committee recommended the ten candidates named in this Proxy Statement standing for election at the Annual Meeting.

We believe that our director nominees exhibit an effective mix of skills, experience and diversity. Half of our Board is comprised of minorities and women:

16

Regular Board and Committee Evaluations

The Board is committed to continuous improvement and annual self-evaluations are an important tool. Rigorous self-evaluations of the performance of the

Board and each of its committees are conducted by the Board on an annual basis to evaluate performance and effectiveness.

1.	Initiation	• Formal annual anonymous evaluations of the Board as well as each of its committees are compiled and distributed • Process is overseen by the Nominating & Governance Committee
2.	Evaluation and Assessment	• Directors provide feedback regarding Board and committee performance and effectiveness • The Nominating & Governance Committee considers the effectiveness of the self-evaluation process
3.	Review
• The Board reviews the results for each committee and the Board, including in executive session
• The lead independent director speaks with each member of the Board for one-on-one discussion, as appropriate

4.	Incorporation of Feedback	• Follow-up items are addressed at subsequent Board or committee meetings, as appropriate, and any committee actions are reported back to the full Board

Director Independence

Under the listing standards of the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board evaluates the independence of our directors annually and will review the independence of individual directors on an interim basis to consider changes in employment, relationships and other factors. The Board evaluated the nature of any executive officer’s or other director’s personal investment interest in director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in any such director affiliated entities, any special arrangements or relationships between the parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors. The Board has determined that all of the individuals currently serving, or who served at any time during 2017, as members of the Board, other than Messrs. Berg and Thiry, are independent under the NYSE listing standards.
The Board considered Mr. Desroches’ independence in view of the services his brother provides to the Company as a medical director. After consideration of relevant factors, the Board determined that the Company’s engagement of Mr. Desroches’ brother as a medical director did not present a conflict of interest and did not compromise Mr. Desroches’ independence.
Under the NYSE listing standards, a director is deemed not independent if the director is or has been employed within the last three years, by the Company. Mr. Berg was employed by the Company from November 1, 2016 through December 15, 2017. Although Mr. Berg is no longer an employee of the Company, he may not be deemed independent under the NYSE listing standards from November 1, 2016, the day he first became an employee of the Company, until December 15, 2020, the three-year anniversary of

17

the date of his last day of employment with the Company.
Mr. Thiry is not deemed independent because he is employed by the Company.
Our corporate governance guidelines require the Board to evaluate the appropriateness of the director’s continued service on the Board in the event that the director retires from his or her principal job, changes his or her principal job responsibility or experiences a significant event that could negatively affect his or her service to the Board. In such event, the policy provides that the affected director shall promptly submit his or her resignation to the chairman of the Board and the lead independent director. The members of the Board, excluding the affected director, will determine whether the affected director’s continued service on the Board is in the best interests of our stockholders and will decide whether or not to accept the resignation of the director. In addition, the policy provides that prior to accepting an invitation to serve on the board of directors of another public company, a director must advise the chairman of the Board and the lead independent director so that the remaining members of the Board may evaluate any potential conflicts of interest.

Leadership Structure and Meetings of Independent Directors

Mr. Thiry is the chairman of our Board and CEO. Since October 2014, Mr. Thiry has also served as CEO of DMG. Mr. Thiry brings nearly 19 years of experience with our Company and deep institutional knowledge and experience to the combined role.
We believe that Mr. Thiry’s breadth of experience and depth of knowledge as our CEO and chairman are essential to the chairman role and are counterbalanced appropriately by the significant role of our lead independent director. Our lead independent director, Mr. Grauer, who was elected by and from the independent board members, plays a significant role in Board leadership and meetings of the independent directors. Mr. Grauer also chairs our Nominating and Governance Committee, and as chairman of the Nominating and Governance Committee, Mr. Grauer has the authority to call meetings of the committee, whose primary purposes, as outlined in its charter, include overseeing the composition, structure, operation and evaluation of the Board, as well as overseeing compliance with governance principles and policies.

As lead independent director, Mr. Grauer serves as liaison between the chairman and the independent directors, approves information sent to the Board, confers with the CEO/chairman in setting and thereafter approving meeting agendas for the Board, approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, and presides at all meetings of the Board at which the chairman is not present, including executive sessions of independent directors. Additionally, Mr. Grauer facilitates discussions outside of scheduled Board meetings among the independent directors on key issues as required, including whether to engage independent advisors for the Board or a Board committee. Mr. Grauer, in his capacity as lead independent director, also has the authority to call meetings of the Board and the independent directors and, if requested by major stockholders, makes himself available for consultation and direct communication with them.
Independent directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board.

18

Corporate Governance

Corporate Citizenship

Being a leader in American healthcare means being a responsible corporate community. The Trilogy of Care—caring for our patients, each other, and the world—is DaVita’s vision for social responsibility and is our philosophy for balancing our business responsibilities with our social, economic and environmental ones. For more than a decade, we have had a vision for creating a true community—one that cares for our teammates as well as our patients. This has inspired our teammates to realize their full potential and to deliver ever-improving quality care to our patients.

•
Through the DaVita Way of Giving program, $2.2 million of company donations were directed to locally-based charities across the United States with the participation of our clinical teammates in 2017, spreading ripples across local communities.

•
DaVita teammates responded to several catastrophic natural disasters in 2017, including Hurricanes Harvey and Irma, both of which collectively impacted more than 34,000 patients, teammates and their families. Clinics in hurricane-impacted areas were given $2,500 each to give within their community to those in need. In total, DaVita gave nearly $1 million in donations to disaster relief efforts in 2017.

•	In honor of Earth Day 2017, approximately 2,600 DaVita teammates, their families and friends volunteered nearly 15,000 hours through 194 environmental service projects across 12 countries.

•
In 2017, more than 600 riders participated in Tour DaVita, DaVita’s annual charity bike ride, which raised over $1.2 million to support Bridge of Life, a non-profit organization founded by DaVita to serve thousands of men, women and children around the world through kidney care, primary care, education and prevention and medically supported camps for kids.

•	Through Village Service Days, groups of three or more teammates can receive funding from DaVita to plan and execute a service project with a local nonprofit.

Sustainability

2017 marked the 10th anniversary of Village Green, DaVita's sustainability program created with the goal of reducing the environmental impact of the Company's operations in field facilities and in business offices. Village Green also educates teammates and patients on the potential positive environmental impact of our sustainability program and what they can do to help.

•
DaVita was recognized in 2016 for the first time by the Dow Jones Sustainability Indices (DJSI), as one of only six providers in the Health Care Providers and Services Industry on the DJSI World Index.

•	DaVita has diverted 354,610 pounds of electronic waste from landfills since 2016.

•	Through water conservation efforts at dialysis centers, DaVita has saved 645 million gallons of water since 2013, the equivalent of 976 Olympic-sized swimming pools.

Our 2020 Environmental Goals, announced in 2016, include:

•	Reducing energy use and carbon emissions by 10% per treatment.

•	Adding solid waste recycling to at least 45% of kidney care locations.

•	Conducting an annual sustainability review with all national vendors and increasing the availability of environmentally preferable products and equipment and reducing packaging.

•	Reducing water use by 30% per treatment.
Our 2017 Community Care social responsibility report is available at http://www.davita.com/communitycare.com.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	19

Ongoing Stockholder Outreach

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining our strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Over the past year, we continued to actively engage with our investors, including our largest institutional stockholders, to discuss various key corporate governance related matters, our executive compensation program, our long-term business strategy and other industry-specific issues. We conduct these meetings in person, via teleconference or one-on-one at conferences throughout the year.

Communications with the Board

Any interested party who desires to contact the lead independent director, Mr. Grauer, may do so by sending an email to leaddirector@davita.com. In addition, any interested party who desires to contact the Board or any member of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, DaVita Inc., 2000 16th Street, Denver, Colorado

80202. Copies of any such written communications received by the Corporate Secretary will be provided to the full Board or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s).

Annual Meeting of Stockholders

We do not have a policy requiring that directors attend the annual meeting of stockholders. Last year, our chairman and CEO, Mr. Thiry, was in attendance at the annual meeting.

Information Regarding the Board and its Committees

The Board has established the following committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Compliance Committee, the Public Policy Committee and the Clinical Performance Committee. As required by the NYSE listing standards and SEC rules, all members of the Audit Committee, the Compensation

Committee and the Nominating and Governance Committee are independent. The Board met eighteen times during 2017. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board during the period in which he or she served during 2017.

20

Corporate Governance

Committees of the Board
The following chart sets out the current members of our Board committees and describes the principal functions of each committee of our Board. The charter for each committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2017
Audit[1] Pascal Desroches Chair[2] Pamela M. Arway William L. Roper[3]
•      Oversees the quality and integrity of our consolidated financial statements including the financial reporting and disclosure processes and the integrity and effectiveness of our system of internal control over financial reporting.
•      Oversees the independence, qualifications and performance of our independent registered public accounting firm, including a review of the scope and results of their audit, as well as our internal audit function.
•      Together with the Compliance Committee, assists the Board with overseeing compliance with legal and regulatory requirements.
•      Appoints and engages our independent registered public accounting firm, and pre-approves the firm’s annual audit services (including related fees), audit-related services, and all other services in accordance with our pre-approval policy.
•      Oversees our disclosure controls and procedures and compliance with ethical standards.
•      Oversees the Company's policies and practices with regard to enterprise risk assessment and enterprise risk management, including the management of risks related to the Company's cybersecurity and information technology systems and other exposures.
•  Provides an avenue of communication among the independent registered public accounting firm, management, internal audit department and the Board.
11
Compensation Pamela M. Arway Chair Pascal Desroches Paul J. Diaz[4] Peter T. Grauer
•      Reviews the performance of our chief executive officer and other executives and makes specific recommendations and decisions regarding his compensation.
•      Establishes policies relating to the compensation of our executive officers and other key employees and makes recommendations to the Board regarding director compensation that further the goal of ensuring that our compensation system for our chief executive officer and our other executives, as well as our philosophy for compensation for all employees and the Board, is aligned with the long-term interests of our stockholders.
•      Conducts an evaluation of our chief executive officer’s performance and the Company’s performance and considers a self-assessment prepared by our chief executive officer and periodically engages an outside consultant to conduct an in-depth analysis of our chief executive officer’s performance during the year.
•      Has sole authority and discretion to retain or replace its independent compensation consultants, independent legal counsel and other advisors, and is directly responsible for hiring, overseeing and compensating such advisors.
•      Annually reviews and approves the long-term corporate goals and objectives applicable to compensation for our chief executive officer, evaluates our chief executive officer’s performance in light of those goals and objectives, and determines and approves, subject to approval by the independent members of the Board, all elements of our chief executive officer’s total compensation, including the chief executive officer’s compensation level based on this evaluation.
7

1	Roger Valine served on the Audit Committee until June 16, 2017, the date of the 2017 annual meeting, when he retired from the Board.

2
Carol Anthony (John) Davidson served as chair of the Audit Committee until March 1, 2018, when he retired from the Board. Mr. Desroches was appointed as chair of the Audit Committee effective March 1, 2018.

3	Mr. Roper was appointed to the Audit Committee effective March 1, 2018.

4
Mr. Diaz served on the Compensation Committee until February 13, 2017, when he was not deemed independent as a result of Mr. Ackerman assuming the role of CFO (Mr. Ackerman had served on the compensation committee of Kindred Healthcare, Inc. at the same time Mr. Diaz was chief executive officer of Kindred Healthcare, Inc.), and was reappointed to the Compensation Committee effective July 13, 2017, when he was again deemed independent in accordance with NYSE listing standards.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	21

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2017
Compensation (continued)
•       Works closely with and considers the recommendations of our chief executive officer to determine the compensation of our other executive officers.
•       Reviews the goals and objectives and performance assessments applicable to the compensation of our other executive officers. Reviews and approves all elements of total compensation of our other executive officers after considering the recommendations of the chief executive officer, who conducts a performance and compensation review of each other executive officer and reviews his detailed assessments of the performance of each of the other executive officers with the Compensation Committee.
•       Reviews the results of advisory stockholder votes and other stockholder feedback on our compensation program and considers whether to make adjustments to our compensation structure, policies and practices as a result.
• May form and delegate any responsibilities, including those described above, to a subcommittee of one or more members.
• Oversees the Company's assessment of risk related to the Company's compensation plans, programs and policies.

Nominating and Governance[5] Peter T. Grauer Chair Pamela M. Arway John M. Nehra[7]
•      Oversees the composition, structure, operation and evaluation of the Board and its committees.
•      Reviews and makes recommendations to the Board about our governance principles, policies and processes, and oversees compliance with existing principles and policies.
•       Assists in identifying and recruiting candidates for the Board.
•       Annually reviews the performance of the individual members of the Board.
•      Proposes a slate of nominees for election at the annual meeting of stockholders.
•      Makes recommendations to the Board regarding the membership and chairs of the committees of the Board.
		1 [6]
Compliance Committee Barbara J. Desoer Chair Dr. William L. Roper Paul J. Diaz[8] Phyllis R. Yale
•      Reviews and oversees compliance with Federal healthcare program requirements and the Corporate Integrity Agreement.
•      Oversees and monitors the effectiveness of our healthcare regulatory compliance program, reviews healthcare regulatory compliance risk, and reviews the steps management is taking to monitor, control and report these risk exposures.
•       Together with the Audit Committee, assists the Board with oversight of enterprise risk management and healthcare legal and regulatory compliance.
•       Has primary responsibility for oversight of healthcare regulatory requirements and ensuring proper communication of healthcare regulatory compliance issues to the Board.
•       Meets at least once each quarter in executive sessions with our chief compliance officer to discuss, among other things, our compliance program and to receive an update on compliance activities initiated or completed during the quarter.
		9
Public Policy John M. Nehra Chair Paul J. Diaz Phyllis R. Yale	• Oversees public policy and government relations issues facing the healthcare industry and the Company. • Makes recommendations to the Board as to policies and procedures relating to issues of public policy and government relations that are having or could have an impact on the Company’s industry, business or operations. • Oversees the Company’s government affairs activity and political spending.	2
Clinical Performance[9] Dr. William L. Roper Chair Charles G. Berg[10] Barbara J. Desoer	• Oversees clinical performance issues facing the Company. • Makes recommendations to management and to the Board as to policies and procedures relating to issues of clinical performance.	2

5.	Mr. Davidson served on the Nominating and Governance Committee until March 1, 2018, when he retired.

6.	In addition to the one standalone meeting in 2017, the Nominating and Governance Committee met with the Board three times in joint sessions devoted exclusively to governance matters in 2017.

7.	Mr. Nehra was appointed to the Nominating and Governance Committee effective March 1, 2018.

8.
Mr. Diaz served on the Compliance Committee until February 13, 2017, when he was not deemed independent as a result of Mr. Ackerman assuming the role of CFO (Mr. Ackerman had served on the compensation committee of Kindred Healthcare, Inc. at the same time Mr. Diaz was chief executive officer of Kindred Healthcare, Inc.), and was reappointed to the Compliance Committee on July 13, 2017, when he was again deemed independent in accordance with NYSE listing standards.

9.	Mr. Davidson, a former Board member, served as a member of the Clinical Performance Committee until March 1, 2018, when he retired from the Board.

10.	Mr. Berg was appointed to the Clinical Performance Committee effective March 1, 2018.

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Corporate Governance

Overview of Committee Membership Qualifications

Director	Independent	Other Public Company Boards*
Pamela M. Arway[1,2]	Yes	2
Charles G. Berg	No	0
Barbara J. Desoer	Yes	0
Pascal Desroches[1,2]	Yes	0
Paul J. Diaz[1]	Yes	1
Peter T. Grauer[1,4]	Yes	0
John M. Nehra	Yes	0
Dr. William L. Roper[3]	Yes	1
Kent J. Thiry	No	0
Phyllis R. Yale	Yes	1

1
Member of the Compensation Committee and is (a) independent under the listing standards of the NYSE and the Company’s independence standards, (b) a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and (c) an “outside director” as defined in Internal Revenue Service regulations.

2
Member of the Audit Committee and qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and is “independent” and “financially literate” under the listing standards of the NYSE and the Company’s independence standards.

3	Member of the Audit Committee and is “independent” under the listing standards of the NYSE and the Company’s independence standards, and “financially literate” under the listing standards of the NYSE.

4
Mr. Grauer is our Lead Independent Director, and has served on the boards of two other public companies until earlier this year. From January 2016 to January 2018, Mr. Grauer served as a director of Blackstone, L.P., and from June 2013 until March 2018, he served as a non-executive director of Glencore plc.

* Current as of March 31, 2018.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management with a fundamental belief that the key components of risk management are understanding the risks that we face, monitoring these risks and adopting appropriate controls and mitigation strategies to maintain risks at an acceptable level.

We continue to enhance our Enterprise Risk Management, or ERM, processes, which is a Company-wide effort designed to identify, assess, manage, report and monitor enterprise risks and risk areas. Under its charter, the Audit Committee has responsibility to monitor and oversee our ERM processes, and both the Audit Committee and the Board receive ERM reports on these activities on a regular basis and no less than annually. The Compliance Committee is also tasked with assisting the Audit Committee and the Board in oversight of our ERM processes, primarily as it relates to identification and management of legal and compliance enterprise risks. The Audit Committee and Compliance Committee meet regularly with our chief legal officer and chief compliance officer in connection with these responsibilities.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	23

In addition, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee
• Oversees the financial reporting process, the system of internal control over financial reporting, the audit process and, in coordination with the Compliance Committee, the Company’s process for monitoring compliance with laws and regulations.

• Oversees the Company’s Code of Conduct and Code of Ethics, and risks related to information security, including cybersecurity.
.

Compliance Committee
• Oversees non-financial compliance risk, including that associated with healthcare related requirements. Included is oversight of the Company’s compliance program(s) inclusive of its policies and procedures, training/education, auditing and monitoring, responses to detected deficiencies, enforcement of disciplinary standards and overall culture of compliance.

Compensation Committee
• Evaluates whether the right management talent is in place. Also oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Nominating and Governance Committee	• Oversees the assessment of the Board’s composition and structure, and each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Guidelines.
Public Policy Committee	• Oversees government relations and public policy risk.
Clinical Performance Committee	• Oversees development and implementation of practices, policies and procedures designed to optimize quality and safety of care.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Succession Planning
Management
We believe that effective executive leadership is critical for the Company’s long-term success. Our Board’s principal responsibilities include oversight of the development of a management succession plan and overseeing the development of the appropriate executive talent to achieve our strategic objectives and enhance stockholder value. Our Board believes that management succession planning should be done in consultation with the CEO and that the full Board should be involved in the succession planning process.
As part of this process, our CEO provides the Board with recommendations for potential successors for the position of CEO and other senior management positions and reviews development plans for potential succession candidates with the Board.  The Board also works with the CEO to ensure that directors have the opportunity to engage directly with potential succession candidates for the CEO role and other senior management positions.  The Board regularly reviews short- and long-term as well as emergency succession plans for the CEO and other senior management positions.
Board
The Board also regularly considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In director succession planning, the Nominating and Governance Committee and the Board take into account, among other things, the current and expected needs of the Board and the Company in light of the overall composition of the Board towards achieving a balance of the skills, experience, attributes and tenure that are viewed to be essential to the Board’s oversight role.
Our Corporate Governance Guidelines also provide for a mandatory retirement policy whereby a director who

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Corporate Governance

has reached the age of 75 shall not be re-nominated to our Board at the next annual meeting of shareholders; however, the Nominating and Governance Committee may recommend, and the Board may approve, the nomination for reelection of a director at or after the age of 75, if, in light of all the circumstances, the Board determines it to be in the best interests of the Company and its stockholders. For more information, see the subsection titled “—Selection of Directors”.

Board Share Ownership Policy

We have a share ownership policy that applies to all non-employee members of the Board. The purpose of the policy is to align the financial interests of our non-employee Board members with those of our stockholders.
Both shares owned directly and shares underlying vested but unexercised equity awards are included in the determination of whether the guidelines established by the share ownership policy have been met. Currently, our Board members receive equity awards in the form of stock-settled stock appreciation rights (“SSARs”) and shares of the Company's stock. The total net realizable share value retained must have a current market value of not less than the lower of:

•	25% of the total equity award value realized by the Board member to date in excess of $100,000; or

•	three times the annual Board cash retainer of $80,000, or $240,000.
As of December 31, 2017, each of our non-employee members of the Board had met the requirements of our share ownership policy. See the section titled “Compensation Discussion and Analysis — Compensation Policies and Practices — Management Share Ownership Policy”.

Code of Ethics and Codes of Conduct

We have a code of ethics that applies to our chief executive officer, chief financial officer, controller and chief accounting officer, chief legal officer, and all professionals involved in the accounting and financial reporting functions. We also have a code of conduct that applies to all of our employees, officers and the Board. The code of ethics and the code of conduct are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance. If the Company amends or waives the code of ethics or the code of conduct with respect to our chief executive officer, chief financial officer, controller or chief accounting officer, chief legal officer, or persons performing similar functions, we will disclose the amendment or waiver at the same location on our website.
DMG also has a code of conduct that applies to its officers, employees, affiliated physicians, and persons serving on the board of directors of its subsidiaries, and contracted providers, vendors and all third parties conducting business on behalf of DMG. The DMG code of conduct is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	25

Insider Trading Policy

We have adopted an Insider Trading Policy applicable to our directors, executive officers and other employees that is intended to ensure that those individuals do not violate the securities laws by transacting in our common stock, other Company securities or the securities of other companies while in the possession of material non-public information, or engage in other conduct that while lawful might not be aligned with our stockholders’ best interest. Under our Insider Trading Policy, pre-clearance by our chief legal officer is required for equity and 401(k) plan transactions entered into by our executive officers and Board members, such as an option or stock appreciation right exercise, or electing to invest in or divest shares of our common stock, as well as certain other transactions involving our common stock. In addition, quarterly trading blackouts are imposed under the Insider Trading Policy upon our directors, executive officers and certain other employees who are deemed to have access to the Company’s financial results prior to their becoming final and being publicly disclosed. The Insider Trading Policy also permits the Company to institute additional trading blackout periods as deemed appropriate. The Insider Trading Policy strictly prohibits hedging transactions. Moreover, our directors, executive officers and other employees are prohibited from pledging Company securities as collateral for a loan.

26

Corporate Governance

Proposal 2 Ratification of the Appointment of our Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of KPMG LLP are expected to attend the Annual Meeting in person and will be available to respond to appropriate questions and to make a statement if they so desire. If KPMG LLP should decline to act or otherwise become incapable of acting, or if KPMG LLP’s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for 2018. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with corporate governance best practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Audit Committee and the Board recommend a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

The following table sets forth the aggregate professional fees billed to us for the years ended December 31, 2017 and 2016 by KPMG LLP, our independent registered public accounting firm:

	2017	2016
Audit fees[1]	$5,446,123	$5,565,666
Audit-related fees[2]	$858,768	$887,616
Tax fees[3]	$900,321	$693,743
All other fees	—	—
Total	$7,205,212	$7,147,025

1
Includes aggregate fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting included in our Form 10-K and the three quarterly reviews of our consolidated financial statements included in our Form 10-Q and other SEC filings. In addition, audit fees include statutory audits in several countries outside of the U.S. where we conduct operations through our international subsidiaries.

2
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.” The audit-related fees in 2017 and 2016 include fees for audits of our employee benefit plans, an audit of a majority-owned entity, audits of DMG’s risk bearing organizations, and fees of $518,644 and $584,731 in 2017 and 2016, respectively, for due diligence services relating to potential acquisitions.

3	Includes fees for professional services rendered for tax advice and tax planning. None of these fees were for tax compliance or tax preparation services.

Pre-approval Policies and Procedures

The Audit Committee is required to pre-approve the audit, audit-related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee’s pre-approval policy provides for pre-

approval of all audit, audit-related, tax and all other services provided by the independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approved all such services in 2017 and concluded that such services performed by KPMG LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	27

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are providing stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote to approve named executive officer compensation described in this proposal is commonly referred to as a “say-on-pay vote.”
Since the initial say-on-pay vote of stockholders at our 2011 annual meeting of stockholders, we have held a say-on-pay vote every year. The next say-on-pay vote will be held at our 2019 annual meeting of stockholders.
We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation program is designed to focus on pay-for-performance and to align the interests of our executives with the long-term interests of our stockholders. Our incentive criteria focus on performance-based compensation that aligns with strategic, operational and financial objectives that we believe support the creation of stockholder value. Our ability to recruit, engage, motivate and retain highly-qualified executives is essential to our long-term success.

We believe that our named executive officers were instrumental in achieving our 2017 results, including the following achievements and financial and operating performance indicators in 2017, as compared to 2016:

•	improved clinical outcomes in our U.S. dialysis operations, including the fifth consecutive year as a leader in the Centers for Medicare and Medicaid Services (CMS) Quality Incentive Program;

•	consolidated net revenue growth of 1.6%;

•	2.4% net revenue growth in our U.S. dialysis segment operations;

•	U.S. dialysis treatment growth of 4.1%;

•	a net increase of 160 U.S. dialysis centers, including dialysis centers from the Renal Ventures acquisition, and a net increase of 83 international dialysis centers;

•	an increase in our overall number of patients we serve in the U.S. of approximately 5.4% in 2017;

•	consolidated operating cash flows of $1.9 billion, or $1.6 billion from continuing operations (DKC); and

•	entry into the equity purchase agreement for the sale of DMG for $4.9 billion, subject to adjustment as described in the equity purchase agreement.
The Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation program featuring the following policies and practices:

•
strong pay-for-performance alignment, with equity awards ranging up to 76% of our named executive officers’ compensation in 2017, and with short-term cash incentives and long-term incentive awards of cash and equity tied to the achievement of various rigorous performance metrics;

•
a stock ownership policy that requires covered executives to accumulate a meaningful ownership stake in the Company over time to strengthen the alignment of our executive officers’ and stockholders’ interests;

•
a clawback policy that, among other things, permits the Board to recover bonuses and incentive and equity-based compensation from executive officers and members of the Board whose fraud or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statements; and

•	equity incentive plans that prohibit repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

28

Corporate Governance

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the sections titled "Compensation Discussion and Analysis," "Executive Compensation - 2017 Summary Compensation Table" and the other related tables and disclosure).”
The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation, as they did following the 2017 annual meeting of stockholders and each annual meeting of stockholders going back to 2011.
The Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	29

Corporate Governance

Proposal 4 Stockholder Proposal Regarding Modification of Proxy Access Bylaw

We expect the following proposal, sponsored by James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, and holders of 100 shares of the Company's common stock, to be presented at the Annual Meeting. The Board has recommended a vote AGAINST this proposal for the reasons set forth following the proposal. The Board disclaims any responsibility for the content of the proposal and the supporting statement, which are presented exactly in the form received by the Company.

As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear exactly as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Stockholder Proposal and Supporting Statement

Proposal 4 - Stockholder Proxy Access Amendments
RESOLVED: Stockholders of DeVita Inc. (‘DeVita’ or the “Company”) ask the board of directors (the “Board”) to amend its proxy access bylaw provisions and any associated documents, to include the following change for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for three years to satisfy the aggregate ownership requirements to form a nominating group:

No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company's proxy access provisions.

Supporting Statement: Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% holding criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the stock ownership requirements, 3% of the outstanding common stock entitled to vote.

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC's cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, a cost-benefit analysis by CFA Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1), found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion.

Proxy Access: Best Practices 2017
(http://www.cii.org/files/publications/misc/Proxy_Access_2017_FINAL.pdf) by the Council of
Institutional Investors (CII), notes “while proxy access has gained broad acceptance, some adopting companies have included, or are considering including, provisions that could significantly impair shareholders' ability to use it.”

Governance Changes through Shareholder Initiatives (https://cba.unl.edu/academic-programs/departments/finance/about/seminar-series/documents/Iliev.pdf ) found the announcement of shareholder proposals for proxy access submitted to 75 U.S. public companies resulted in $10.6 billion of increased shareholder value across targeted firms.

Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to participate because of the large average amount of common shares each is required to hold for three years given the current aggregation limit of 20.
Adoption of the requested amendment would come closer to meeting best practices as described by
CII. Last year dozens of funds voted FOR a similar proposal, including Wells Fargo Advisors, Invesco
Advisors and PNC Capital Advisors. The proposal is especially important shareholders, given
Company underperformance relative to the Nasdaq.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	30

Corporate Governance

Increase Stockholder Value
Vote for Stockholder Proxy Access Amendments - Proposal 4
The Company’s Statement in Opposition to Proposal 4
The Board recommends you vote AGAINST the proposal.
Our proxy access framework has been previously approved by our stockholders, is aligned with current best practices and strikes the right balance between promoting stockholder rights and protecting the interests of all our stockholders.
At our 2016 Annual Meeting, our stockholders voted in favor of amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to permit certain stockholders to include qualified stockholder-nominated director candidates in the Company’s proxy materials (“proxy access”). This proposal was approved with more than 97% of our stockholders voting in favor. One of the elements of the Company’s proxy access framework is to allow for a group of up to 20 stockholders to aggregate their shares to reach the 3% stock ownership threshold to nominate directors, subject to certain procedural requirements as specified in our Bylaws (the “aggregation limit”). The stockholder proposal, if effectuated, would eliminate the limit on stockholders permitted to aggregate their shares for this purpose.
The form of proxy access included in our Bylaws was the result of considerable discussion and consideration, including engagement with our stockholders. Before approving our current formulation of proxy access, we reached out to the holders of a majority of our outstanding shares to obtain their feedback. The Board considered this feedback, including in relation to the aggregation limit, when approving our formulation of proxy access. We believe the form we ultimately adopted gives stockholders a workable process that reinforces our Board’s accountability, while also limiting the risk that stockholders can misuse proxy access.
Further, our aggregation limit is very much in line with other companies that have adopted proxy access and is widely endorsed by institutional stockholders. Of all companies that have adopted or modified proxy access since January 1, 2015, approximately 92% have adopted a 20-stockholder aggregation limit. In addition, BlackRock, T. Rowe Price Group, Inc. and State Street Corporation, the publicly traded parent companies of some of the largest institutional shareholders in the United States, each have adopted proxy access bylaws that contain a 20-shareholder aggregation limit. Clearly, the Company’s aggregation limit is within the accepted majority of market practice.
In support of their position, the proponents suggest that the 20-shareholder aggregation limitation could preclude proxy access by even the largest institutional investors, citing an analysis by the Council of Institutional Investors (“CII”), claiming that “even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% holding criteria at most of companies examined [by CII].” Proponents’ suggestion and the CII statement are irrelevant and misleading when applied to the Company’s stockholders. The largest 20 institutional shareholders of the Company held approximately 57% of the outstanding shares of the Company according to regulatory filings as of December 31, 2017.
The Board continuously reviews all corporate governance policies, including the Company’s proxy access framework, and tracks corporate governance developments generally. We continue to believe that the form of proxy access contained in our Bylaws is most appropriate and aligned with best practices.
The stockholder proposal may result in excessive administrative burden and expense for the Company as well as potentially lead to misuse of the proxy access process.
The aggregation limit in our Bylaws was intended in part to control the administrative burden of confirming and monitoring share ownership of stockholders utilizing our proxy access framework, while also providing meaningful access to stockholders with a sufficient financial stake in the Company. Without this reasonable limitation, the Company may be required to spend considerable amounts of time and resources verifying the nature and duration of share ownership of a large number of individuals to confirm eligibility for proxy access rights. This would amount to a considerable undertaking by the Company’s employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders. It would also create considerable excessive expense and impede the exercise of proxy access rights by other stockholders.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	31

The aggregation limit we currently have in our Bylaws is in line with the principle we believe is shared by most stockholders-we should provide those stockholders with a sufficient financial stake in the Company the right to include their nominee(s) in the Company’s proxy materials, while also protecting the Company against the risk that a small minority of stockholders, including stockholders with special interests, could use the proxy access framework to result in unnecessary financial expense and disruption to our business.
We have a track record of strong corporate governance.
We have a long-standing commitment to sound corporate governance practices. In addition to our proxy access bylaw, we have a number of corporate governance policies and practices that enhance the accountability of the Board to our stockholders, including:

•	8 out of 10 directors are independent;

•	Regular meetings of independent directors in executive sessions without management;

•	Single-class voting structure (one share, one vote);

•	Stock ownership requirements to strengthen the alignment of our non-employee directors’, executive officers’ and stockholders’ interests;

•	Stockholders have the right to call special meetings at a 10% ownership threshold;

•	Majority vote standard in uncontested director elections;

•	No stockholder rights plan or “poison pill”; and

•	Annual election of all directors (no “staggered board” or “classified board”).

We continue to be committed to good corporate citizenship and accountability to our stockholders. Our continual process of evaluating and making appropriate changes as needed to our corporate governance structure underscores our commitment to sound corporate governance and, we believe, enhances stockholder value. We continually evaluate our business, stockholder feedback, the competitive landscape and developments in corporate governance and implement appropriate changes to our corporate governance policies and practices when they are determined to be in the best interest of our stockholders.
For all of the foregoing reasons, the Board recommends a vote AGAINST the proposal.

32

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our common stock as of March 31, 2018 by (a) all persons known by us to own beneficially more than 5% of our common stock, (b) each of our directors and named executive officers, and (c) all of our directors and executive officers as a group. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of the Company.

Name and address of beneficial owner[1]	Number of shares beneficially owned	Percentage of shares beneficially owned
Warren E. Buffett[2] Berkshire Hathaway Inc. 3555 Farnam St. Omaha, NE 68131	38,565,570	21.61%
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	14,382,262	8.06%
BlackRock, Inc.[4] 55 East 52nd St. New York, NY 10055	12,561,391	7.04%
Directors and Officers:
Kent J. Thiry[5]	945,367	*
Javier J. Rodriguez[6]	202,075	*
Joel Ackerman	—	*
James K. Hilger[7]	21,051	*
Jeanine M. Jiganti[8]	9,168	*
Kathleen A. Waters[9]	17,602	*
Pamela M. Arway[10]	54,326	*
Charles G. Berg[11]	51,914	*
Barbara J. Desoer[12]	12,314	*
Pascal Desroches[13]	4,440	*
Paul J. Diaz[14]	25,612	*
Peter T. Grauer[15]	83,472	*
John M. Nehra[16]	139,304	*
Dr. William L. Roper[17]	61,824	*
Phyllis R. Yale[18]	7,074	*
All directors and executive officers as a group (17 persons)[19]	1,659,490	*

*	Amount represents less than 1% of our common stock.

1	Unless otherwise set forth below, the address of each beneficial owner is 2000 16th Street, Denver, Colorado, 80202.

2
Based solely on information contained in Schedule 13D filed with the SEC on August 11, 2017, by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Such filing indicated that, as of August 11, 2017, Mr. Buffett and Berkshire Hathaway Inc. share voting and dispositive power over 38,565,570 shares of the Company’s common stock, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway Inc. as a result of being a parent holding company or control person.

3
Based solely upon information contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 7, 2018, as of December 31, 2017, The Vanguard Group has sole voting power with respect to 210,331 shares, shared voting power with respect to 43,975 shares, sole dispositive power with respect to 14,134,525 shares and shared dispositive power with respect to 247,737 shares.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	33

4
Based solely upon information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2018, as of December 31, 2017, BlackRock, Inc., an investment advisor, has sole voting power with respect to 11,074,129 shares and sole dispositive power with respect to 12,561,391 shares.

5
Includes 660,722 shares held in a family trust and 282,339 shares issuable upon the exercise of SSARs and 2,306 performance stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

6	Includes 79,228 shares issuable upon the exercise of SSARs and 1,294 performance stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

7	Includes 7,203 shares issuable upon the exercise of SSARs and 901 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

8	Includes 7,681 shares issuable upon the exercise of SSARs and 540 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

9	Includes 14,082 shares issuable upon the exercise of SSARs and 3,520 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

10	Includes 39,091 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

11	Includes 39,091 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

12	Includes 8,831 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

13	Includes 2,646 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

14	Includes 15,091 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

15	Includes 22,042 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

16	Includes 51,091 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

17	Includes 51,091 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

18	Includes 4,579 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

19
Includes 642,092 shares issuable upon the exercise of SSARs, 7,212 restricted stock units and 3,600 performance stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2018.

34

Security Ownership of Certain Beneficial Owners and Management

Information Concerning Our Executive Officers

Name	Age	Position
Kent J. Thiry	62	Chairman and Chief Executive Officer, DaVita, and Chief Executive Officer, DaVita Medical Group
Javier J. Rodriguez	47	Chief Executive Officer, DaVita Kidney Care
Joel Ackerman	52	Chief Financial Officer[1]
James K. Hilger	56	Chief Accounting Officer and Former Interim Chief Financial Officer[2]
Kathleen A. Waters	50	Chief Legal Officer
James O. Hearty	49	Chief Compliance Officer[3]
LeAnne M. Zumwalt	59	Group Vice President, Purchasing and Public Affairs

1	Mr. Ackerman joined the Company on February 21, 2017 and became Chief Financial Officer on February 27, 2017.

2	Mr. Hilger served as Interim Chief Financial Officer from March 30, 2015 until February 27, 2017 and continues to serve as our Chief Accounting Officer.

3	Mr. Hearty became Chief Compliance Officer on March 31, 2018.

Our executive officers are appointed by, and serve at the discretion of, the Board. Set forth below is a brief description of the business experience of all executive officers other than Mr. Thiry, who is also a director and whose business experience is set forth above in the section of this Proxy Statement titled “Proxy Statement—Information Concerning Members of the Board Standing for Election.”
Javier J. Rodriguez became our chief executive officer, DaVita Kidney Care in March 2014. Since joining the Company in 1998, Mr. Rodriguez has served in a number of different capacities. From February 2012 to March 2014, he served as our president. From April 1, 2006 through February 2012, he served as our senior vice president. Before that, from 2000 to 2006 he served as a vice president of operations and payor contracting. Mr. Rodriguez joined the Company in 1998 as a director of value management. Prior to joining the Company, Mr. Rodriguez worked for Baxter Healthcare Corporation in Finance from 1995 to 1996. He also previously served as director of operations for CBS Marketing Inc. in Mexico City.
Joel Ackerman became our chief financial officer on February 27, 2017 after serving as our senior vice president, finance from February 21, 2017 to February 26, 2017. Prior to joining us, Mr. Ackerman was the chief executive officer and a member of the board of directors of Champions Oncology, Inc., a company engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, since October 2010. Mr. Ackerman is currently the Chairman of Champions Oncology. Mr. Ackerman served as a managing director at Warburg Pincus, a global private equity firm, where he led the healthcare services team for 10 years from January 1999 to September 2008. He sits on the board of directors at Kindred Healthcare, Inc., a position he has held since December 2008, and previously served on the board of directors of Coventry Health Care, Inc. a national managed care company, from September 1999 until its acquisition by Aetna Inc. in May 2013. He is also chairman of the board of One Acre Fund, a not-for-profit organization that focuses on smallholder agriculture, and serves more than 700,000 subsistence farmers in Africa.
James K. Hilger became our chief accounting officer in April 2010. Mr. Hilger also served as our interim chief financial officer from March 2015 until February 2017 and from April 2012 until November 2013. Prior to April 2010, Mr. Hilger served as our vice president and controller since May 2006, after having served as our vice president, finance beginning in September 2005. Mr. Hilger was our acting chief financial officer from November 2007 through February 2008. From September 2003 to September 2005, Mr. Hilger served as vice president, finance and administration and chief financial officer of Pyramid Breweries, a brewer of specialty beverages. From December 1998 to July 2003, Mr. Hilger served as chief executive officer and chief financial officer of WorldCatch, Inc., a seafood industry company. From 1987 until joining WorldCatch, Inc., Mr. Hilger held a variety of senior financial positions in the food industry. Mr. Hilger began his career in public accounting with Ernst & Whinney.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	35

Kathleen A. Waters became our chief legal officer in May 2016. Prior to joining the Company, Ms. Waters was senior vice president, general counsel and secretary of Health Net, Inc., a publicly traded managed care organization, from April 2015 to March 2016. She was a partner in Morgan, Lewis & Bockius LLP’s litigation practice from 2003 to 2015. She also was the leader of that firm’s Los Angeles litigation group and co-leader of its healthcare group. Before that, Ms. Waters was a partner at Brobeck, Phleger & Harrison LLP in Los Angeles.

James O. Hearty became our chief compliance officer in March 2018. From September 2015 to March 2018, he served as our senior vice president and chief compliance officer-kidney care, and, prior to that, from February 2012 to August 2015, he served as vice president, associate general counsel. Prior to joining us, he was a prosecutor and trial attorney with the U.S. Department of Justice (DOJ) for 14 years. He started in the Civil Division of the DOJ in Washington D.C. and four years later became an Assistant U.S. Attorney in the U.S. Attorney’s Office for the District of Colorado. Mr. Hearty held several leadership positions at the U.S. Attorney’s Office, including deputy chief of the criminal division. Mr. Hearty also serves on the board of Urban Peak, a Denver non-profit that serves homeless youth.

LeAnne M. Zumwalt became our group vice president, purchasing and public affairs in July 2011. From January 2000 to July 2011, Ms. Zumwalt served as our vice president in many capacities. From January 2000 to October 2009, she served as our vice president, investor relations while having other responsibilities. From 1997 to 1999, Ms. Zumwalt served as chief financial officer of Vivra Specialty Partners, Inc. a privately held healthcare service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including chief financial officer, at Vivra Incorporated, a publicly-held provider of renal dialysis services and other healthcare services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a senior manager at Ernst & Young LLP. In March 2018, Ms. Zumwalt was appointed to the board of directors of ADPT Holdings, LLC, a privately held healthcare services company and successor in interest to Adeptus Health, Inc., which was a publicly traded company.
None of the executive officers has any family relationship with any other executive officer or with any of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2017, except for one Form 4 that was filed late for Mr. Desroches relating to the equity award granted to him in connection with his appointment as a director of the Company.

36

Compensation Discussion and Analysis

37

Compensation Discussion and Analysis Information
This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation program for the following named executive officers ("NEOs"):

NEO	TITLE
Kent J. Thiry	Chairman and Chief Executive Officer, DaVita, and Chief Executive Officer, DaVita Medical Group
Javier J. Rodriguez	Chief Executive Officer, DaVita Kidney Care
Joel Ackerman	Chief Financial Officer[1]
Kathleen A. Waters	Chief Legal Officer
Jeanine M. Jiganti	Former Chief Compliance Officer[2]
James K. Hilger	Chief Accounting Officer and Former Interim Chief Financial Officer[3]

1	Mr. Ackerman joined the Company on February 21, 2017 and became our Chief Financial Officer on February 27, 2017.

2	Ms. Jiganti served as our Chief Compliance Officer from March 7, 2013 until March 31, 2018.

3	Mr. Hilger served as Interim Chief Financial Officer from March 30, 2015 until February 27, 2017 and continues to serve as our Chief Accounting Officer.

Key Features of Our Executive Compensation Program
Our executive compensation program includes the following practices and policies, which we believe reinforce our executive compensation philosophy and objectives and are aligned with the interests of our stockholders:

What We Do

✓
Align compensation with stockholder interests. The compensation program for our NEOs is designed to focus on pay-for-performance and to align the interests of our executives with the long-term interests of our stockholders.

✓
Pay-for-performance compensation. Our executive compensation program emphasizes variable compensation in the form of performance-based cash and equity awards. For 2017, approximately 91% of the target total direct compensation for our CEO and, on average, approximately 81% of the target total direct compensation for the other NEOs was performance-based.

✓
Multi-year vesting and performance periods.  Our long-term equity incentive awards have multi-year vesting and performance periods to reinforce a culture in which the Company’s long-term success takes precedence over volatile short-term results.

✓
Annual say-on-pay vote. We conduct an annual advisory “say-on-pay” vote to approve the compensation of our NEOs. At our 2017 annual meeting of stockholders, approximately 94% of the votes cast on the say-on-pay proposal were voted in favor of the 2016 compensation of our NEOs.

✓	Stockholder engagement. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance matters.
✓
Independent compensation consultant retained by the Compensation Committee.  Our Compensation Committee uses an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company.

✓
Annual comparator peer group review. Our Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of our comparator peer group annually and makes adjustments to the composition of the group as it deems appropriate. The Compensation Committee, with the assistance of its independent compensation consultant, also reviews benchmarking data and analysis from the comparator peer group no less than annually.

✓
“Double-trigger” change in control provisions in equity award agreements.  Our equity award agreements provide for double-trigger acceleration of vesting for equity awards in the event of a change in control of the Company.

38

Compensation Discussion and Analysis

✓	Limits on severance payments. Under our employment and severance arrangements with executive officers, severance payments are limited to not more than 3x base salary and bonus.
✓
Clawback policy. We have a clawback policy that permits recovery of cash incentive and equity-based compensation from executive officers in connection with certain restatements of the Company’s financial statements or significant misconduct.

✓
Stock ownership guidelines. We apply meaningful stock ownership requirements to further align executives' interests with the long-term interests of our stockholders (5x base salary for our CEO and 3x base salary for other executive officers subject to the guidelines).

✓
Annual risk assessment. Based on our annual risk assessment, we have concluded that our compensation program does not present any risk that is reasonably likely to have a material adverse effect on the Company.

What We Don’t Do

✗
No repricing or replacing of underwater stock options.  Our equity incentive plan prohibits repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.

✗
No pledging or hedging of Company securities.  Our Insider Trading Policy prohibits our directors, executive officers and other employees from entering into any hedging transactions relating to our securities or pledging Company securities as collateral for a loan.

✗
No change-in-control tax gross ups in employment agreements after July 2008.  Our CEO is the only employee who remains eligible for excise tax gross-up payments in connection with a change of control of the Company pursuant to his grandfathered employment agreement. No tax gross-up would have been payable under Mr. Thiry’s employment agreement in 2017 or in any of the prior five years if a change of control had occurred.

✗	No defined benefit pension benefits. We do not have a defined benefit pension plan for any employee that provides for payments or other benefits in connection with retirement.
✗	No dividends on unearned or unvested stock awards. We do not pay dividends or dividend equivalents on unearned performance-based stock awards or unvested time-based stock awards.

Executive Summary

Our Business
The Company consists of two major divisions, DaVita Kidney Care (“DKC”) and DaVita Medical Group (“DMG”). DKC is comprised of our U.S. dialysis and related lab services, our ancillary services and strategic initiatives, including our international operations, and our corporate administrative support. DMG provides healthcare services, primarily under capitation contracts and on a fee-for-service basis. On December 5, 2017, we entered into an equity purchase agreement to sell DMG to Collaborative Care Holdings, LLC (Optum), a subsidiary of UnitedHealth Group Inc., for $4.9 billion, subject to adjustment as described in the equity purchase agreement. The closing of the transaction is subject to regulatory approval and other customary closing conditions.
Our U.S. dialysis and related lab services business is a leading provider of kidney dialysis services in the United States. As of December 31, 2017, we operated or provided administrative services through a network of 2,510 outpatient dialysis centers in the U.S., serving a total of approximately 197,800 patients in 46 states and the District of Columbia. We also provide acute inpatient dialysis services in approximately 900 hospitals. In 2017, our overall network of U.S. outpatient dialysis centers increased by 160 centers primarily as a result of opening new centers and acquisitions. In addition, the overall number of patients that we served as of December 31, 2017 in the U.S. increased from December 31, 2016 by approximately 5.4%.
Our other major line of business is DMG, a patient-and physician-focused integrated healthcare delivery and management company with over two decades of experience providing coordinated, outcomes-based medical care in a cost-effective manner. Through capitation contracts with some of the nation’s leading health plans, DMG had approximately 763,000 members under its care in southern California, central and south Florida, southern Nevada, and central New Mexico as of December 31, 2017. In addition to its managed care business, during the year ended December 31, 2017, DMG provided care in all of its markets to over 966,600 patients whose health

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	39

coverage is structured on a fee-for-service basis, including patients enrolled through traditional Medicare and Medicaid programs, preferred provider organizations and other third party payors.
The DMG patients as well as the patients of DMG’s associated physicians, physician groups and independent practice associations benefit from an integrated approach to medical care that places the physician at the center of patient care. As of December 31, 2017, DMG delivered services to its members via a network of approximately 750 primary care physicians, over 3,500 associated group and other network primary care physicians, approximately 180 network hospitals, and several thousand associated group and network specialists. Together with hundreds of case managers, registered nurses and other care coordinators, these medical professionals utilize a comprehensive information technology system, sophisticated risk management techniques and clinical protocols to provide high-quality, cost-effective care to DMG’s members.
Our executive compensation program is best understood within the context of the business environment in which we currently operate. Among other things, we face uncertainty in the healthcare industry, including public policy uncertainty and prospective implementation of federal healthcare reform legislation and similar measures that may be enacted at the state level; increase in regulation by numerous federal, state and local government entities; reductions in reimbursements under federal and state healthcare programs, including Medicare and Medicaid; and continued downward pressure on our commercial payment rates. As a result, we believe that in certain circumstances it is appropriate to have performance measures that provide a target, or near-target, level of performance-based compensation for maintaining, rather than improving, certain results, in light of the headwinds and downward pressures referenced above.
Our Executive Compensation Structure
Our executive compensation program is designed to be aligned with our strategic, operational and financial objectives to create stockholder value. Our executive compensation structure is comprised of both short-term and long-term incentive opportunities, which are based on challenging performance goals that we believe align with our strategic objectives to provide high quality care to our patients, increase profitability, maximize growth and increase stockholder value.

The design of our 2017 short-term and long-term incentive criteria, described in further detail in the subsection titled "- Elements of Compensation," emphasizes our objectives as a Company. Our resulting compensation structure for 2017 incorporates incentives tied to clinical care, profit and growth.
We believe it is important to maintain consistency with our compensation philosophy and approach, described in further detail below in the subsection entitled “—Our Compensation Design and Philosophy,” to continue to incentivize management toward short-term and long-term strategic, financial and operating goals, which are intended to create long-term stockholder value.

Consideration of Say-on-Pay Results and Pay for Performance
At our annual meeting of stockholders held in June 2017, approximately 94% of the votes cast by stockholders at the annual meeting were voted in favor of the compensation program for our NEOs. We believe this vote reflects support for our executive compensation program. However, we continue to evaluate our program to find ways we can further align management incentives with stockholder interests. Following our 2017 annual meeting, at the direction of the Compensation Committee, we contacted stockholders representing approximately 59% of our shares outstanding, including our largest institutional stockholders, to see if they were interested in engaging with us to discuss our existing compensation structure and other governance matters. We completed conversations with stockholders interested in engaging in this dialogue in early 2018 in time to consider the feedback received as part of our decision-making on payouts under the 2017 short-term incentive compensation program as well as the structure of the 2018 short-term and long-term incentive compensation programs. During these discussions, stockholders expressed general satisfaction with our executive compensation program, support of the pending transaction to sell DMG to Optum and emphasized continued “pay-for-performance.” They also generally re-iterated the importance of continued simplification of the short-term and long-term programs and the need to apply judgment when the formulaic outcome did not correlate with outcomes that create short-term and long-term stockholder value. Based on feedback from our stockholders, our 2018 short-term incentive program has changed from what was previously a "Maximum" based program to a "Target" based program. See the subsection titled "—Elements of Compensation—Highlights of 2018 Executive Compensation Program."

40

Compensation Discussion and Analysis

We will continue our ongoing engagement with our stockholders on corporate governance and executive compensation issues that are of interest to them. The Compensation Committee considers the feedback we receive from our stockholders when making decisions regarding our compensation program structure and the individual compensation of our NEOs. In addition, we continue to look for areas of improvement in our short-term and long-term programs to further align these programs to two dimensions our stockholders generally have focused on: (1) simplification of the programs and metrics; and (2) avoiding duplicate metrics in the short-term and long-term criteria.
Our Compensation Design and Philosophy
Our ability to recruit, engage, motivate and retain highly qualified executives is essential to our long-term success. Historically, our compensation program structure has focused on optimizing (a) incentives and metrics that result in the greatest degree of alignment with stockholder interests, and (b) recruitment, engagement, motivation and retention of executives.

Greater detail on the changes we are making to our short-term and long-term incentive programs are provided in the subsection titled "—Elements of Compensation—Highlights of 2018 Executive Compensation Program."
2017 Financial and Performance Highlights
Our overall 2017 financial and operating performance benefited from increased treatment volume as a result of non-acquired growth at existing and new dialysis centers, cost control initiatives, and payor mix improvements in our DKC division. This performance was partially offset by challenges we faced with increasing labor costs and other center related costs, decreasing Medicare Advantage reimbursement rates, and increasing medical costs. We believe that the NEOs were instrumental in achieving our 2017 results, including the following achievements and financial and operating performance indicators for 2017 as compared to 2016:

•	improved clinical outcomes in our U.S. dialysis operations, including the fifth consecutive year as a leader in CMS’ Quality Incentive Program;

•	consolidated net revenue growth of 1.6%;

•	2.4% net revenue growth in our U.S. dialysis segment operations;

•	U.S. dialysis treatment growth of 4.1%;

•	a net increase of 160 U.S. dialysis centers, including dialysis centers from the Renal Ventures acquisition, and a net increase of 83 international dialysis centers;

•	an increase in our overall number of patients we serve in the U.S. of approximately 5.4% in 2017;

•	consolidated operating cash flows of $1.9 billion, or $1.6 billion from continuing operations (DKC); and

•	entry into the equity purchase agreement for the sale of DMG for $4.9 billion, subject to adjustment as described in the equity purchase agreement.
We believe our U.S. dialysis and related lab services clinical outcomes compare favorably with other dialysis providers in the United States and generally exceed the dialysis outcome quality indicators of the National Kidney Foundation. We also believe that our clinical outcomes result in better quality of life for the approximately 197,800 dialysis patients we serve.
 Linking 2017 NEO Compensation to Performance
Our compensation program for our NEOs emphasizes compensation based on performance and is designed to align our NEOs’ interests with those of our stockholders. To that end, our compensation program is designed to reward those individuals who have performed well in creating and protecting significant long-term value for the Company and its stockholders by permitting them to share in the value generated. As such, our compensation program emphasizes variable compensation in the form of performance-based cash and equity awards.
When determining the compensation for our NEOs for 2017, the Compensation Committee evaluated the clinical, financial and operating results for the year, as well as advances made on strategic imperatives and organizational development. In addition, the Compensation Committee considered the Company's execution of our equity purchase agreement with Optum for the sale of DMG for $4.9 billion, subject to adjustment as described in the equity purchase agreement. The Compensation Committee also took into account feedback received from its stockholders on the Company's overall 2017 performance, including their general support of the pending transaction.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	41

Specifically in determining the amounts of the annual performance incentives for 2017, the Compensation Committee evaluated the outcome of the specific performance metrics for the short-term incentive program, and then applied negative discretion to the extent considered by the Compensation Committee to be appropriate given the totality of circumstances. In particular, to the extent there was underperformance that the Compensation Committee felt was not reflected in the performance metrics, the Compensation Committee applied negative discretion to reduce the amount of the cash incentive that would otherwise be paid. See subsection "—Elements of Compensation—Short-Term Incentive Program (STI Program) for 2017" below for further discussion.
In determining the amounts of the annual long-term incentive awards for 2017, the Compensation

Committee considered historical long-term incentive awards, realized compensation in the context of actual performance against previously set targets, relative performance and grants as compared to other executives in the Company, and the pay practices of our peer group, all as more fully detailed in subsection titled "—Elements of Compensation—Long-Term Incentive Program (LTI Program) for 2017—Determining LTI Program Award Amounts. "The following table shows the 2017 total direct compensation elements (base salary, annual performance-based cash award and long-term incentive award) determined by the Compensation Committee for each NEO. This table is not a substitute for the information disclosed in the 2017 Summary Compensation Table and related footnotes.

Name	Base Salary[1]	Annual Cash Award		Annual LTI Award[6]	Total Direct Compensation
Kent J. Thiry	$1,300,000	$1,750,000	[2]	$11,701,835	$14,751,835
Javier J. Rodriguez	$900,000	$1,921,932	[2]	$4,334,004	$7,155,936
Joel Ackerman[3]	$576,154	$750,000	[2]	$3,125,275	$4,451,429
Kathleen A. Waters	$540,000	$615,000	[4]	$1,135,119	$2,290,119
Jeanine M. Jiganti	$500,000	$540,000	[5]	$—	$1,040,000
James K. Hilger	$375,000	$200,000	[5]	$399,321	$974,321

1	The amounts reported here reflect the base salary amounts actually paid during the 2017 fiscal year. Mr. Ackerman joined the Company on February 21, 2017, with an annualized base salary of $700,000.

2
The amounts reported here reflect the payments made to Messrs. Thiry, Rodriguez and Ackerman under the 2017 short-term incentive program. The amount for Mr. Ackerman excludes a $200,000 sign-on bonus that he received as part of his initial compensation package in connection with joining the Company.

3
Mr. Ackerman's initial compensation levels were determined based on the negotiations of the parties, taking into account the Company’s historical compensation practices, market data and analysis provided by Compensia as well as the compensation received by Mr. Ackerman at his prior employer.

4
Of the amount reported here, $280,000 reflects the payment made to Ms. Waters under the 2017 short-term incentive program. The remaining $335,000 was paid based on predetermined incentive criteria that were established to measure Ms. Waters' performance related to her management of specific aspects of the Company's legal function, and development and implementation of certain company risk mitigation measures.

5	The amounts reported here reflect the bonus payments made to Ms. Jiganti and Mr. Hilger in lieu of participation in the 2017 short-term incentive program.

6
The amounts reported under the Annual LTI Award column consist of the grant date fair value of all 2017 equity awards (SSARs, RSUs and PSUs) as well as the target value of the 2017 performance-based cash awards. For additional details on the terms of the 2017 equity awards and 2017 performance-based cash awards, see "Executive Compensation—2017 Summary Compensation Table" and "Elements of Compensation—Short-Term Incentive Program for 2017," respectively.

Realizable Pay
To demonstrate the alignment of executive pay with performance, the table below compares the realizable pay (actual cash compensation and the intrinsic value of equity-based compensation as of year end) for Mr. Thiry over the three-year period for which compensation is disclosed in this Proxy Statement (2015, 2016 and 2017).

42

Compensation Discussion and Analysis

The first column in each graph above represents annual compensation as reported in the 2017 Summary Compensation Table, but not including the amounts reported in the "All Other Compensation" column of the 2017 Summary Compensation Table. Specifically, it reflects (i) base salary earned during the year, (ii) non-equity incentive compensation paid under the STI program for that year, and (iii) grant date fair value of equity awards for that year. The second column in each graph reflects (i) base salary earned during the year, (ii) non-equity incentive compensation paid under the STI program for that year and (iii) the actual intrinsic value as of December 31, 2017 of any equity awards granted in that year that are unvested as of December 31, 2017. All awards granted in the respective years shown in the table above remained unvested as of December 31, 2017.

The intrinsic value of an SSAR award is calculated as the in-the-money value, or difference between the base price of a SSAR and the most recent closing stock price of $72.25 as of December 29, 2017 (the last trading day of 2017), multiplied by its base shares. The intrinsic value of PSUs reflects the payouts actually achieved for PSUs associated with performance periods that have ended and the estimated payouts for PSUs associated with performance conditions still outstanding, in each case with those shares valued at the most recent closing stock price of $72.25 as of December 29, 2017 (the last trading day of 2017). The amounts reported in the graphic above for the 2017 Summary Compensation Table may differ from the amounts reported in the 2017 Summary Compensation Table due to rounding.

Given the emphasis on variable compensation, the Compensation Committee generally limits increases to fixed compensation amounts and delivers a greater percentage of compensation increases in the form of variable compensation. After taking into account individual performance and comparative market data provided by the committee’s outside compensation consultant, Compensia, the Compensation Committee did not adjust the base salary levels of the NEOs in 2017. The following charts illustrate the allocation of the total direct compensation that the CEO and the other NEOs (on average) earned or, in the case of the long-term incentives, were granted with respect to 2017:

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	43

2017 CEO Pay Elements

91% At Risk
9% Fixed
9%
Base
Salary
12%
Annual
Incentive
79%
Long-Term
Incentives
(Equity Only)

2017 Average NEO Pay Elements (Excluding CEO)

82% At Risk
18% Fixed
18%
Base
Salary
26%
Annual
Incentive and
Other
Bonuses
56%
Long-Term
Incentives
(Cash &
Equity)

The following charts illustrate the allocation of performance-based versus time-based total direct compensation that the CEO and the other NEOs (on average) earned or, in the case of the long-term incentives, were granted with respect to 2017. We include salary and RSUs in time-based compensation, and annual bonus, SSARs and PSUs in performance-based compensation.

The Compensation Committee believes that the above compensation structure appropriately balanced promoting long-term stockholder value creation and preventing excessive risk-taking.

44

Compensation Discussion and Analysis

Stockholder Interest Alignment

Our executive compensation is designed to reflect our pay-for-performance philosophy and to align the interests of our executives with the long-term interests of our stockholders. Our incentive criteria focus on performance-based compensation that aligns with strategic, operational and financial objectives that we believe support the creation of stockholder value. Our CEO and CFO received all long-term incentive compensation in the form of equity compensation, while other executives received long-term incentive compensation in the form of both equity compensation and cash-based incentive compensation. Our long-term equity compensation is comprised of SSARs, restricted stock units (“RSUs”) and performance stock units (“PSUs”). In 2017, our NEOs other than Ms. Jiganti and Mr. Hilger received equity only in the form of SSARs and PSUs. Mr. Hilger received equity in the form of RSUs and Ms. Jiganti was not granted any equity in light of her anticipated retirement.
We believe that long-term, capital-efficient growth is aligned with the creation of stockholder value and that adjusted earnings per share as a performance metric focuses executives on maximizing long-term stockholder value and imposes further discipline on the type of development and acquisition-driven growth that we evaluate and in which we invest. As a result, the Compensation Committee selected adjusted earnings per share as the performance metric for 75% of the PSUs granted to NEOs in 2017.
Relative total shareholder return ("Relative TSR") represents the performance metric for the remaining 25% of PSUs granted to NEOs in 2017. Relative TSR is measured by comparing the return on an investment in DaVita to an investment in the S&P 500 index.
The equity awards are further subject to time vesting. SSAR and RSU awards granted to our NEOs in 2017 vest 50% each on May 15, 2020 and May 15, 2021. PSUs granted to our NEOs in 2017 vest 12.5% on May 15, 2020 and 87.5% on May 15, 2021, since half of the PSUs with a Relative TSR performance metric (25% of the total PSUs) vest approximately three years from grant date and the remaining half vest approximately four years from grant date, and all of the PSUs with an adjusted earnings per share performance metric (75% of PSUs) vest approximately four years from grant date.
The following charts illustrate the allocation of equity awards among SSARs, PSUs and RSUs that the CEO and the other NEOs (on average) were granted with respect to 2017.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	45

Elements of Compensation

The elements of direct compensation offered under our executive compensation program include both fixed (base salaries) and variable (short-term and long-term incentives) compensation.

Base Salary
We compensate our executives with a base salary because we believe it is appropriate that some portion of compensation be provided in a form that is liquid and assured. Base salaries are initially established at levels necessary to enable us to attract and retain highly qualified executives with reference to comparative pay within the Company for executives with similar levels of responsibility, the prior experience of the executive, and expected contributions to Company performance.

We do not guarantee base salary adjustments on an annual basis. After considering input from Compensia, the Compensation Committee's independent compensation consultant, during March of each year, the Compensation Committee considers adjustments to base salary as part of the overall annual compensation assessment for our executives. Our CEO typically provides the Compensation Committee with his recommendation regarding merit-based increases for each executive officer other than himself. The CEO’s base salary is recommended by the Compensation Committee for approval by the independent members of the Board of Directors, after considering input from Compensia, and Compensia’s analysis of CEO compensation of our comparator peer group.

In March 2017, the Compensation Committee did not adjust the base salary levels for any of our NEOs. Mr. Ackerman's initial base salary was established when he joined the Company in February 2017 and based on the negotiations of the parties, taking into account the Company’s historical compensation practices, the market data provided by Compensia as well as the compensation received by Mr. Ackerman at his prior employer. Base salaries for the NEOs are reflected in the following table.

Name	2017 Base Salary*
Kent J. Thiry	$1,300,000
Javier J. Rodriguez	$900,000
Joel Ackerman	$700,000
Kathleen A. Waters	$540,000
Jeanine M. Jiganti	$500,000
James K. Hilger	$375,000

*	The amounts reported reflect the annual base salaries approved in March 2017.
Short-Term Incentive Program (STI Program) for 2017
The STI program awards in 2017 ("2017 STI") were granted pursuant to the DaVita HealthCare Partners Inc. 2011 Incentive Award Plan, as amended and restated (the “Incentive Award Plan”), which permits the issuance of stock options, SSARs, restricted stock, RSUs, PSUs, equity-based and cash-based performance awards, as well as other forms of equity awards.
The annual bonus opportunity for Messrs. Thiry, Rodriguez and Ackerman is under the STI program. A portion of Ms. Waters' annual bonus opportunity was under the STI program and a portion was based on predetermined incentive criteria that were established outside of the STI program. The annual bonus opportunity for Ms. Jiganti and Mr. Hilger is outside the STI program. Given the nature of Ms. Jiganti's role, after carefully considering whether formulaic participation in the STI program provided the strongest degree of alignment with our stockholders, the Compensation Committee determined that Ms. Jiganti should not be included in the 2017 STI Program. Mr. Hilger was not subject to the terms of the 2017 STI Program because he was serving as Chief Financial Officer on an interim basis.
The NEOs were eligible for a maximum annual bonus potential calculated as a multiple of the annual salary approved in March 2017 by the Compensation Committee, and with respect to the CEO, the independent members of the Board, as summarized in the table below.

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Compensation Discussion and Analysis

Name	2017 Base Salary	2017 Maximum Bonus Potential	Multiple of 2017 Base Salary
Kent J. Thiry	$1,300,000	$3,900,000	3.00x
Javier J. Rodriguez	$900,000	$2,250,000	2.50x
Joel Ackerman	$700,000	$1,500,000	2.14x
Kathleen A. Waters	$540,000	$750,000	1.39x
Jeanine M. Jiganti	$500,000	$600,000	1.20x
James K. Hilger	$375,000	$350,000	0.93x
Each performance metric under our STI program was assigned a relative weight to determine the percentage of the maximum bonus potential for which each applicable executive was eligible. The percentage of the maximum bonus potential to be paid was determined based on results achieved in 2017, and the Compensation Committee or, in the case of the CEO, the independent members of the Board, could then exercise negative discretion to reduce the annual bonus payment based on changed or special circumstances, or other factors that may not have been anticipated when the criteria range for the metrics was established.
For the portion of Ms. Waters short-term cash compensation applicable to 2017 that was outside of the STI program, the predetermined incentive criteria that were established to measure Ms. Waters' performance related to her management of specific aspects of the Company’s legal function, and development and implementation of certain Company risk mitigation measures.
Ms. Jiganti received a cash bonus in the amount of $540,000 in recognition of her performance, as Chief Compliance Officer, in overseeing our compliance activities under the Corporate Integrity Agreement ("CIA") with the Office of Inspector General of the U.S. Department of Health and Human Services, and creating more robust internal risk management procedures.
Mr. Hilger received a cash bonus in the amount of $200,000 in recognition of his performance and dual responsibilities as Chief Accounting Officer and Interim Chief Financial Officer for a portion of the year.
At the beginning of 2017, the Compensation Committee established a set of seven performance metrics and corresponding weightings that would determine payouts under the 2017 STI Program for program participants, including our NEOs. These metrics were based on Enterprise Adjusted Operating Income, Core Kidney Care Adjusted Operating Income, DMG Adjusted Operating Income,

International Adjusted Operating Income and specific operating metrics pertaining to both the DKC and DMG divisions. At the time, the Compensation Committee viewed these metrics to be core indicators of the Company's overall performance and, in particular, to reflect the expected composition of the Company during the performance period. Given the market and operating conditions at the time the targets were set, the target payout levels were designed to be achievable with strong management performance while maximum payout levels were designed to be difficult to achieve. In particular, in certain circumstances, the Compensation Committee determined that targets set at levels for maintaining rather than improving performance as compared to 2016 were appropriate in light of the existing strong performance of the Company as compared to industry benchmarks and the ongoing challenges in our industry.
At the time of its assessment of performance under the 2017 STI in early 2018, however, the Compensation Committee and, in the case of the CEO, the independent members of the Board, used their judgment to exclude from the 2017 STI metrics the performance of DMG in light of the previously announced entry into the equity purchase agreement for the sale of DMG for $4.9 billion, subject to adjustment as described in the equity purchase agreement. The Compensation Committee and, in the case of the CEO, the independent members of the Board, determined that the exclusion was appropriate because it reflected the classification of the DMG division as a discontinued operation upon execution of the equity purchase agreement for the sale of DMG.  The Committee believed that the focus of the bonus should be the performance of continuing operations, and should reflect the unique circumstances of the 2017 performance year in light of the proposed transaction. Consistent with prior years, the Compensation Committee, and in the case of the CEO, the independent members of the Board, exercised negative discretion to reduce the STI program payouts for each of Messrs. Thiry and Ackerman from the fully funded bonus amounts based on their evaluation of each such executive’s performance in 2017 and the particular circumstances of the 2017 performance year, as described in further detail in the tables below. If the performance goals had not been adjusted to exclude the performance of DMG, payouts under the 2017 STI, prior to any exercise of negative discretion, would have been as follows: Mr. Thiry - $390,000, Mr. Rodriguez - $1,921,932, Mr. Ackerman - $150,000 and Ms. Waters - $35,000.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	47

The tables below summarize the performance metrics (as adjusted to exclude DMG), relative weights, criteria range, performance-based eligibility range, actual performance, eligible payout amount, negative discretion applied by the Compensation Committee or, in the case of the CEO, the independent members of the Board, and actual percentage and dollar amount paid.
Kent J. Thiry

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Enterprise Adjusted Operating Income (exc. DMG)	70.0%	$1,525.0 million to $1,625.0 million [1]	0% - 100%	$0 - $2,730,000	$1,625.2 million[2]	100.0%	$2,730,000
International Adjusted Operating Income	10.0%	($25.0) million to ($15.0) million	25% - 100%	$97,500 - $390,000	<($25.0) million	0.0%	$0
Kidney Care Catheter Rate	20.0%	13.5% to 13.2% (lower is better)	50% - 100%	$390,000 - $780,000	13.87%	0.0%	$0
Total Eligible STI Bonus						70.0%	$2,730,000
Negative Discretion							($980,000)	[3]
Total Actual STI Bonus						44.9%	$1,750,000
Total Annual Bonus						44.9%	$1,750,000

1
The criteria range presented here represents the guidance range for 2017 for our entire Kidney Care division (that is, the Enterprise, excluding DMG) provided to our stockholders in our fourth quarter 2016 earnings release, the latest guidance range available to the Compensation Committee at the time it approved the 2017 STI performance conditions.

2
Actual performance represents actual 2017 Adjusted Operating Income for our entire Kidney Care Division, adjusted to exclude transaction expenses associated with the entry into the equity purchase agreement for the sale of DMG.

3
The independent members of the Board exercised negative discretion to reduce Mr. Thiry's STI bonus to $1,750,000 based on their evaluation of Mr. Thiry's performance in 2017 and the particular circumstances of the 2017 performance year, including factors that were not a part of the incentive criteria under the STI Program, such as organizational development, advancement of certain strategic objectives, operating and financial momentum entering into 2018, achievement against prior long-term plans and the overall positioning of the business relative to its peer group and the healthcare industry as a whole.

Javier J. Rodriguez

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Core Kidney Care Adjusted Operating Income [1]	75.0%	$1,555.0 million to $1,655.0 million [2]	0% - 100%	$0 - $1,687,500	$1,675.2 million	100.0%	$1,687,500
Kidney Care Catheter Rate	12.5%	13.5% to 13.2% (lower is better)	50% - 100%	$140,625 - $281,250	13.87%	0.0%	$0
Kidney Care Adjusted Non-Acquired Growth	12.5%	Range tied to internal goal	50% - 100%	$140,625 - $281,250	Towards high end	83.4%	$234,432
Total Eligible STI Bonus						85.4%	$1,921,932
Negative Discretion							$0
Total Actual STI Bonus						85.4%	$1,921,932
Total Annual Bonus						85.4%	$1,921,932

1	Core Kidney Care Adjusted Operating Income is a subset of Kidney Care Adjusted Operating Income that excludes certain ancillary business units for which Mr. Rodriguez is not responsible.

2
The criteria range presented here represents the guidance range for 2017 for our entire Kidney Care division provided to our stockholders in our fourth quarter 2016 earnings release, $1,525 million to $1,625 million, as adjusted to exclude certain ancillary business units for which Mr. Rodriguez is not responsible. This guidance range reflects the latest guidance range available to the Compensation Committee at the time it approved the 2017 STI performance conditions.

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Compensation Discussion and Analysis

Joel Ackerman

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Enterprise Adjusted Operating Income (exc. DMG)	80.0%	$1,525.0 million to $1,625.0 million [1]	0% - 100%	$0 - $1,200,000	$1,625.2 million[2]	100.0%	$1,200,000
Kidney Care Catheter Rate	20.0%	13.5% to 13.2% (lower is better)	50% - 100%	$150,000 - $300,000	13.87%	0.0%	$0
Total Eligible STI Bonus						80.0%	$1,200,000
Negative Discretion							($450,000)	[3]
Total Actual STI Bonus						50.0%	$750,000
Total Annual Bonus						50.0%	$750,000

1
The criteria range presented here represents the guidance range for 2017 for our entire Kidney Care Division (that is, the Enterprise, excluding DMG) provided to our stockholders in our fourth quarter 2016 earnings release, the latest guidance range available to the Compensation Committee at the time it approved the 2017 STI performance conditions.

2
Actual performance represents actual 2017 Adjusted Operating Income for our entire Kidney Care Division, adjusted to exclude transaction expenses associated with the entry into the equity purchase agreement for the sale of DMG.

3
The Compensation Committee exercised negative discretion to reduce Mr. Ackerman's STI bonus to $750,000 based on its evaluation of Mr. Ackerman's performance in 2017 and the particular circumstances of the 2017 performance year, including factors that were not part of the incentive criteria under the STI Program, such as organizational development, advancement of certain strategic objectives, operating and financial momentum entering into 2018, achievement against prior long-term plans and the overall positioning of the business relative to its peer group and the healthcare industry as a whole.

Kathleen A. Waters

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Enterprise Adjusted Operating Income (exc. DMG)	80.0%	$1,525.0 million to $1,625.0 million [1]	0% - 100%	$0 - $280,000	$1,625.2 million[2]	100.0%	$280,000
Kidney Care Catheter Rate	20.0%	13.5% to 13.2% (lower is better)	50% - 100%	$35,000 - $70,000	13.87%	0.0%	$0
Total Eligible STI Bonus						80.0%	$280,000
Negative Discretion							$—
Total Actual STI Bonus						80.0%	$280,000
Other Short-Term Cash Compensation						83.8%	$335,000	[3]
Total Annual Bonus						82.0%	$615,000

1
The criteria range presented here represents the guidance range for 2017 for our entire Kidney Care division (that is, the Enterprise, excluding DMG) provided to our stockholders in our fourth quarter 2016 earnings release, the latest guidance range available to the Compensation Committee at the time it approved the 2017 STI performance conditions.

2
Actual performance represents actual 2017 Adjusted Operating Income for our entire Kidney Care Division, adjusted to exclude transaction expenses associated with the entry into the equity purchase agreement for the sale of DMG.

3
In addition to the amount under the STI program, Ms. Waters was eligible to receive up to $400,000 based on pre-determined incentive criteria that were established to measure Ms. Waters' performance related to her management of specific aspects of the Company's legal function, and development and implementation of certain Company risk mitigation measures.

Long-Term Incentive Program (LTI Program) for 2017
LTI program awards are granted pursuant to the Incentive Award Plan. Our LTI program is designed to provide a link to long-term stockholder value through equity awards for executives, while also providing a more direct tie to our various lines of business for which executives are responsible through cash-based performance awards targeting internal operating performance metrics consistent with our existing compensation philosophy.
Each year, management considers the following in recommending to the Compensation Committee equity and cash-based LTI awards: (i) recent performance and trajectory of historical performance; (ii) level of responsibilities and expected changes to responsibilities; (iii) market levels of total compensation and long-term incentives for similar

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	49

positions; (iv) the historical amounts granted; (v) the in-the-money value of unvested equity currently held by participants; and (vi) the amount of cash-based LTI held by participants and the expected payout.
Equity Awards
While we emphasize stock-based compensation, we have not designated a target percentage of total compensation as stock-based. We instead maintain discretion to respond to changes in executive and Company performance and related objectives, changes in the different constituents of our business, and changes in remaining relative values that have yet to be vested. We believe that our emphasis on stock-based compensation creates an alignment of interests between our executives and our stockholders. Grants of equity awards also serve as an important tool for attracting and retaining executives. To vest in equity awards and earn the full benefit of the award, executives must remain employed for a multi-year vesting period, typically over four years, which helps to further align the interests of our executives with the Company's long-term success.
The equity awards that are granted to our executives are generally made annually (typically in the first half of the year). Interim awards to our executives may be made during the year to address special circumstances, such as retention concerns, promotions and special performance recognition awards, and new hire awards. Our annual equity awards are generally awarded upon the completion of performance reviews and in connection with the Compensation Committee’s decision and review process regarding other forms of direct compensation. The timing of the interim grants is contingent upon individual circumstances. Under the terms of the Incentive Award Plan, awards are granted with an exercise or base price not less than the closing price of our common stock on the date of grant. Furthermore, the Incentive Award Plan prohibits repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.
Stock-settled Stock Appreciation Rights
SSARs only derive value if the market value of our common stock increases from the date of grant. The economic value and tax and accounting treatment of SSARs are comparable to those of stock options, but SSARs are less dilutive to our stockholders because only shares with a total value equal to the grantee’s gain (the difference between the fair market value of the base shares and their base price) are ultimately issued. SSARs are granted with a base price not less than the closing price of our common stock on the date of grant and vest based on the passage of time. SSARs granted to our NEOs in 2017 vest 50% each on May 15, 2020 and May 15, 2021.
Restricted Stock Units
Historically, we did not typically award RSUs to our NEOs as part of our compensation program because they would not have been tax deductible under Section 162(m) of the Internal Revenue Code. As such, none of Mr. Thiry, Mr. Rodriguez, Mr. Ackerman and Ms. Waters received RSUs in 2017. Ms. Jiganti did not receive an LTI award in 2017 in light of her anticipated retirement. Mr. Hilger received an RSU award in 2017 in consideration of his position as Interim Chief Financial Officer. RSUs typically vest with the passage of time over a period of three or more years, but the Compensation Committee may approve alternative vesting schedules based on performance, timing of vesting of individual outstanding grants and other retention related factors. Mr. Hilger’s RSUs vest 50% each on May 15, 2020 and May 15, 2021.
Performance Stock Units
As an additional incentive component of our compensation program and to further align pay and performance, we typically award annual grants of PSUs to select executive officers. PSUs are granted under the Incentive Award Plan and typically vest based on a combination of accomplishment of performance metrics and passage of time over a period of three or more years. However, the Compensation Committee may approve alternative vesting schedules based on performance, timing of vesting of individual outstanding grants, time of grant during the year and other retention related factors.
The PSUs that we granted in 2017 have two metrics. Adjusted earnings per share represents the performance metric for 75% of the PSUs granted to NEOs in 2017 and Relative TSR represents the performance metric for the other 25% of PSUs granted to NEOs in 2017.
We believe that long-term, capital-efficient growth is aligned with the creation of stockholder value and that adjusted earnings per share as a performance metric focuses executives on maximizing long-term stockholder value and imposes further discipline on the type of development and acquisition-driven growth that we evaluate and in which we invest. As a result, the Compensation Committee selected adjusted earnings per share as the performance metric for 75% of the PSUs granted to NEOs in 2017.

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Compensation Discussion and Analysis

Relative TSR is measured by comparing the return on an investment in DaVita to an investment in the S&P 500 index.
The table below summarizes the criteria range and percent range of target PSUs for each of the 2017 PSU performance metrics. We are not able to present performance against the following metrics, because the varying performance periods have not yet ended. Given the market and operating conditions at the time the targets were set, the target payout levels were designed to be achievable with strong management performance, while maximum payout levels were designed to be difficult to achieve.

2017 PSU Performance Metrics	Performance Metrics Weightings	Criteria Range	Percent of Target PSUs	Vesting
2020 Adjusted Earnings per Share	75%	$4.02 - $4.88	50% - 200%	May 15, 2021
Relative TSR*	25%	See below**	0% - 200%	50% May 15, 2020, 50% May 15, 2021

*	For three-month periods ending March 31, 2020 and March 31, 2021, respectively, as compared to the three-month period ended March 31, 2017.
** PSUs earned under the Relative TSR metric are calculated based on two times the difference between the return on an investment in DaVita stock and an investment in the S&P 500 index (assuming dividend reinvestment). For example, if the return on an investment in DaVita is 50% and the return on an investment in the S&P 500 index is 40%, then 120% (100% + 2*(50% - 40%)) of the target number of PSUs is earned. The maximum that can be earned is 200% of the target number of PSUs.
Eligible Payouts for PSUs Granted in 2014 and 2015
We granted PSUs to executive officers beginning in 2014. The performance metrics associated with the PSUs granted in 2014 and 2015 were measured through the end of the relevant performance periods, with the exception of the PSUs granted in 2015 for which the performance metric was the Kidney Care Quality Program with a performance year of 2017 (with data not being available from CMS until early 2019 since this is a performance metric relative to the rest of the industry) and the PSUs granted in 2015 for which the performance metric was Relative TSR measured through March 31, 2019.
The Compensation Committee, or the independent members of the Board, as the case may be, may exercise negative discretion to reduce the number of

PSUs that vest based on the achievement of the performance metrics after considering changed or special circumstances, or other factors that may not have been anticipated when the criteria ranges for the metrics were developed. Negative discretion was not applied with respect to the measurable performance metrics for the PSUs granted in 2014 and 2015.
The tables below summarize the criteria range and percentage range of target PSUs and detail the relative weightings of each performance metric for the 2014 and 2015 PSUs granted to Messrs. Thiry and Rodriguez, who are the only current NEOs who were granted PSUs in 2014 and 2015. In addition to the performance metrics identified below, the PSUs with performance metrics that can be measured by the third anniversary of the grant date are also subject to time-based vesting: 50% vest on May 15 three years after the grant date, and 50% vest on May 15 four years after the grant date.
Kent J. Thiry

			Performance Based Eligibility Range			Eligible Payout Achieved
2014 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
Kidney Care Mortality	12.5%	13.35 –12.15 (lower is better)	50% - 200%	3,939 – 15,756	>13.35	0.0%	0
Kidney Care Non Acquired Growth	12.5%	3.95% - 4.70%	50% - 150%	3,939 – 11,817	4.04%	58.6%	4,612
DMG New Market Success	12.5%	2 – 6 markets	50% - 200%	3,939 – 15,756	<2 markets	0.0%	0
DMG New Market Adjusted Operating Income	12.5%	50% - 200% of internal goal	50% - 200%	3,939 – 15,756	Below low end of range	0.0%	0
Relative TSR (2017 vesting)	25.0%	40th – 90th percentile	50% - 200%	7,878 – 31,511	Below low end of range	0.0%	0
Relative TSR (2018 vesting)	25.0%	40th – 90th percentile	50% - 200%	7,878 – 31,511	Below low end of range	0.0%	0
Total Eligible PSUs						7.3%	4,612
Total Actual PSUs						7.3%	4,612

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	51

			Performance Based Eligibility Range			Eligible Payout Achieved
2015 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance[1]	(%)	(Shares)
Kidney Care Quality Incentive Program (2018 vesting)	5.0%	10% to 40% (better than rest of industry)	50% - 100%	1,208 - 2,416	40.7%	100.0%	2,416
Kidney Care Quality Incentive Program (2019 vesting)	5.0%	10% to 40% (better than rest of industry)	50% - 100%	1,208 - 2,416	NA	NA	NA
Kidney Care Non Acquired Growth	10.0%	3.95% to 4.70%	50% - 150%	2,416 - 7,248	<3.95%	0.0%	0
DMG New Market Success	7.5%	2 to 6 markets that meet threshold	50% - 200%	1,812 - 7,248	<2 markets	0.0%	0
DMG New Market Adjusted Operating Income	7.5%	50% to 200% of internal goal	50% - 200%	1,812 - 7,248	Below low end of range	0.0%	0
DaVita Rx Specialty Drugs Contracts	5.0%	50% to 200% of internal goal	50% - 200%	1,208 - 4,832	Below low end of range	0.0%	0
Paladina Members	5.0%	180% to 541% growth over 3 years	50% - 200%	1,208 - 4,832	Below low end of range	0.0%	0
Village Health Hospital Admission Rate	5.0%	Range tied to internal goal	50% - 200%	1,209 - 4,834	Towards high end	182.9%	4,420
Relative TSR (2018 vesting)	25.0%	40th percentile to 90th percentile	50% - 200%	6,041 - 24,162	Below low end of range	0.0%	0
Relative TSR (2019 vesting)	25.0%	40th percentile to 90th percentile	50% - 200%	6,041 - 24,162	NA	NA	NA
Total Eligible PSUs						14.1%	6,836
Total Actual PSUs						14.1%	6,836

1	"NA" indicates that the performance period was still in progress as of March 31, 2018.
Javier J. Rodriguez

			Performance Based Eligibility Range			Eligible Payout Achieved
2014 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
Kidney Care Mortality	25.0%	13.35 – 12.15 (lower is better)	50% - 200%	2,211 – 8,843	>13.35	0.0%	0
Kidney Care Non Acquired Growth	25.0%	3.95% - 4.70%	50% - 150%	2,211 – 6,632	4.04%	58.6%	2,588
Relative TSR (2017 vesting)	25.0%	40th – 90th percentile	50% - 200%	2,211 – 8,843	Below low end of range	0.0%	0
Relative TSR (2018 vesting)	25.0%	40th – 90th percentile	50% - 200%	2,211 – 8,843	Below low end of range	0.0%	0
Total Eligible PSUs						14.6%	2,588
Total Actual PSUs						14.6%	2,588

			Performance Based Eligibility Range			Eligible Payout Achieved
2015 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance[1]	(%)	(Shares)
Kidney Care Quality Incentive Program (2018 vesting)	10.0%	10% to 40% (better than rest of industry)	50% - 100%	628 - 1,256	40.7%	100.0%	1,256
Kidney Care Quality Incentive Program (2019 vesting)	10.0%	10% to 40% (better than rest of industry)	50% - 100%	627 - 1,256	NA	NA	NA
Kidney Care Non Acquired Growth	20.0%	3.95% to 4.70%	50% - 150%	1,257 - 3,770	<3.95%	0.0%	0
Village Health Hospital Admission Rate	10.0%	Range tied to internal goal	50% - 200%	628 - 2,512	Towards high end	182.9%	2,299
Relative TSR (2018 vesting)	25.0%	40th percentile to 90th percentile	50% - 200%	1,571 - 6282	Below low end of range	0.0%	0
Relative TSR (2019 vesting)	25.0%	40th percentile to 90th percentile	50% - 200%	1,571 - 6282	NA	NA	NA
Total Eligible PSUs						28.3%	3,555
Total Actual PSUs						28.3%	3,555

1	"NA" indicates that the performance period was still in progress as of March 31, 2018.

Cash-Based Performance Awards
In setting targets for our long-term cash-based performance awards, the Compensation Committee considers market and operating conditions and expectations. Targets are set such that payout levels at or above 100% of target are designed to be difficult to achieve.

In 2017, the Compensation Committee granted long-term cash-based performance awards to Mr. Rodriguez, Ms. Waters and Mr. Hilger. Mr. Thiry and Mr. Ackerman received all of their 2017 LTI awards in the form of equity. Ms. Jiganti did not receive a 2017 LTI award in light of her anticipated retirement.

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Compensation Discussion and Analysis

The cash-based performance awards granted in 2017 will vest on April 1, 2020, subject to the NEO’s continued employment and the achievement of an adjusted operating income performance condition in 2019. In the case of the cash-based LTI awards to Mr. Rodriguez and Mr. Hilger, the performance criterion relates to the Company's U.S. dialysis and related lab services operating segment. In the case of the cash-based LTI award to Ms. Waters, the performance criterion relates to a combination of the Company's U.S. dialysis and related lab services operating segment and the Company's DMG division. If the sale of DMG is consummated as contemplated, the Compensation Committee has approved the replacement of the the 2019 adjusted operating income performance condition for Ms. Waters with a U.S. dialysis and related lab services operating segment performance metric. Under the terms of the Incentive Award Plan, the maximum annual amount of any cash-based performance awards payable to any executive is $10,000,000 in a 12 month period. However, the Compensation Committee established target award values for each of Mr. Rodriguez, Ms. Waters, and Mr. Hilger at the time of grant, at amounts substantially lower than the maximum under the Incentive Award Plan. See subsection titled “—Determining LTI Program Award Amounts” below.
In early 2018, Mr. Rodriguez, Ms. Jiganti and Mr. Hilger received payouts under their 2015 long-term cash-based performance awards granted under the Incentive Award Plan. Mr. Rodriguez earned $3,211,845, Ms. Jiganti earned $105,885 and Mr. Hilger earned $176,475 for performance representing 71% of the target payout level as a result of adjusted operating income achieved for the U.S. dialysis and related lab services operating segment, as defined by their respective award agreements, of $1,806 million for fiscal year 2017 compared to targets of $1,773 million at the 50% payout level and $1,853 million at the 100% payout level, respectively.
Determining LTI Program Award Amounts
The Compensation Committee reviews the annual LTI program award recommendations for our NEOs and other executives in advance of the grant date with the input of our CEO and the committee’s independent outside compensation consultant, Compensia. In considering how to distribute the equity-based and cash-based performance award units in the respective LTI program award pools, our CEO, together with a team that includes other senior executives, gives differential attention to high-potential individuals whom the Company believes will be the future senior leaders of the Company, and to other high-performing individuals whose performance in their current positions exceeded expectations.
Each such high-potential and/or high-performing employee is then individually reviewed from a holistic perspective, starting with a review of such employee’s historical compensation, including his or her initial base salary, any base salary increases during his or her tenure with the Company, performance cash bonuses, and equity and long-term cash-based incentive award grants over his or her career at the Company. A determination is then made as to the amount and number of cash and equity LTI program award units that should be granted and the appropriate vesting schedules and performance conditions that should be implemented for such awards in order to retain and continue to motivate these high-potential and high-performing individuals. Our goal is to achieve fairness in compensation and motivate performance over the course of multiple years, which is the reason we take into account all compensation that has been awarded to such individuals over their respective careers at the Company when making prospective award decisions.

The Compensation Committee also evaluates the market competitiveness of the Company’s compensation for its NEOs and other executive officers by analyzing its historical and proposed compensation changes in light of compensation practices among its comparator peer group as provided in an annual assessment by Compensia, the Compensation Committee’s independent compensation consultant.
After taking into account the elements set forth above, the Compensation Committee approved LTI program award grants to our NEOs in 2017, with the exception of Mr. Thiry, whose LTI program award grant was approved by the independent members of the Board, as required by the committee’s charter.
When recommending a long-term incentive award for our NEOs, the Compensation Committee begins with a targeted value designated as a dollar amount, which is then converted to an actual number of SSARs and an actual number of PSUs. In designing Mr. Thiry’s 2017 long-term incentive award, the Compensation Committee recommended and the independent members of the Board approved a grant with a targeted value consistent with the level approved for 2016. However, because of the methodology required to be used in measuring the grant date fair value of SSARs and PSUs for accounting purposes, the grant date fair value of Mr. Thiry’s 2017 long-term incentive awards is greater than the grant date fair value of his 2016 long-term incentive awards as reflected in the

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Summary Compensation Table, despite an approved grant with a targeted value consistent year over year, as more fully described below.
For 2016 grants, the Compensation Committee had used a value conversion ratio for SSAR awards versus full value awards of four-to-one to determine the actual number of SSAR awards shares to issue. The four-to-one ratio was based on historical long-term relative fair values over time implied by the Black-Scholes option pricing model. By the time of grant in 2016, the spot implied conversion ratio had moved above four-to-one and in fact exceeded five-to-one. However, it is not the Compensation Committee’s practice to alter its general conversion ratio assumption until a longer-term pattern clearly emerges. By the time of the 2017 grant, by which point it appeared based on long-term relative fair value trends that a five-to-one conversion ratio would not likely be temporary, the Compensation Committee increased its operating value conversion assumption for SSAR awards versus full value awards to five-to-one. See additional discussion under the subsection titled “Tax and Accounting Considerations - Accounting for Stock-Based Compensation.”
This higher conversion ratio for 2017 yielded a greater number of award shares, and a higher total grant date fair value for accounting purposes as compared to 2016, even though the overall targeted value of the SSAR awards was intended to be consistent year-over-year.
Separately, for 2016, the grant date fair value of Mr. Thiry’s PSUs was impacted by stock price fluctuations between the time the number of shares to be granted was determined (May 2016) and the finalization of the related performance conditions (December 2016) and approval of the grant, all of which are necessary to incept a grant and record grant date fair value.
Had the December 2016 stock price been used to convert the targeted value to an actual number of PSUs, more shares would have been awarded to Mr. Thiry than intended because the stock price had declined since May 2016. Instead, the Company continued to grant the same number of PSUs as it had originally intended based on the targeted value and the stock price in May 2016. As a result, the reported value of this grant when ultimately awarded was less than the original targeted value. For 2017, the performance conditions were finalized closer to the date that the Compensation Committee recommended and the independent members of the Board approved the targeted value, resulting in a grant date fair value which was more representative of the 2017 target award value recommended by the Compensation

Committee and approved by the independent members of the Board.
The factors described above impact the year-over-year comparison of grant date fair value for all of our NEOs who were awarded SSARs and PSUs in both 2016 and 2017, but we highlight Mr. Thiry in particular because the Compensation Committee's targeted value of SSARs and PSUs was the same in 2017 as it was in 2016 for Mr. Thiry, but the grant date fair values in the Summary Compensation Table are different between the two years.
The table below shows the aggregate number of shares subject to SSARs, RSUs and PSUs, and the base target value of the long-term cash-based performance awards granted to each of our NEOs in 2017.

2017 Long-term Incentive Awards	Shares Subject to SSARs (#)	Shares Subject to PSUs (#)	Shares Subject to RSUs (#)	Target Cash-Based Performance Award Value ($)
Kent J. Thiry	418,570	83,714	—	$—
Javier J. Rodriguez	79,909	15,982	—	$2,100,000
Joel Ackerman	145,159	15,221	—	$—
Kathleen A. Waters	20,929	4,186	—	$550,000
Jeanine M. Jiganti	—	—	—	$—
James K. Hilger	—	—	3,044	$200,000
The SSAR and RSU awards above vest 50% each on May 15, 2020 and May 15, 2021. The PSU awards above vest 12.5% on May 15, 2020 and 87.5% on May 15, 2021. In each case, vesting is subject to the NEO’s continued employment and, in the case of PSUs, the level of achievement of the underlying performance conditions. The cash-based performance awards above vest 100% on April 1, 2020, subject to the NEO’s continued employment and the achievement of certain performance conditions. At the time the targets were set, market and operating conditions were taken into account in determining the target vesting performance conditions, which were designed to be achievable with strong management performance.
Highlights of 2018 Executive Compensation Program
So that our annual executive compensation program continues to strongly align with the interests of our stockholders and appropriately motivates management to create long-term value, the Compensation Committee regularly reviews and considers whether to update the program design with input from

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Compensation Discussion and Analysis

management and Compensia. After thoughtful review and deliberation, and having considered the program designs of our peer group and stockholder feedback, the Compensation Committee continued to simplify our performance-based structure for the STI Program in 2018.
Our 2018 STI Program has changed from what was previously a "Maximum" based program to a "Target" based program. There is no change in terms of the potential amount that can be earned by the NEOs, and the Compensation Committee will continue to have negative discretion to reduce awards under the 2018 STI Program. However, in order to make our program more easily comparable to programs of other companies whose proxies our investors might analyze, we are converting to a "Target" based structure. For example, in 2017 Mr. Thiry had a maximum STI Program potential of $3,900,000 (or 3.00x salary), with performance criteria set such that a target level of performance would result in a 50% payout, or $1,950,000. Under the 2018 STI Program, Mr. Thiry's Target Incentive Opportunity is $1,950,000 (1.5x salary) and he has the opportunity to earn up to a maximum of 200% of his Target Incentive Opportunity based on performance ($3,900,000). The 2018 STI Program design also includes a modifier associated with the achievement of certain pre-determined objectives. The table below summarizes the Salary, Target Incentive Opportunity, and Target Incentive Opportunity as a multiple of Salary for each of our NEOs other than Ms. Jiganti and Mr. Hilger. Ms. Jiganti is not included in the table because her last day as Chief Compliance Officer was March 31, 2018. Mr. Hilger is not included in the table because he will continue under the same "Maximum" based program as other non-NEOs, since he was only an NEO in 2017 because of his status as Interim Chief Financial Officer before Mr. Ackerman assumed the role as Chief Financial Officer.

Name	2018 Base Salary	2018 Target Incentive Opportunity	2018 Target Incentive Opportunity as a Multiple of Salary
Kent J. Thiry	$1,300,000	$1,950,000	1.50x
Javier J. Rodriguez	$900,000	$1,125,000	1.25x
Joel Ackerman	$700,000	$750,000	1.07x
Kathleen A. Waters	$540,000	$375,000	0.69x
We have also simplified the structure of the performance metrics for the 2018 STI Program. Adjusted Operating Income from our continuing operations and a clinical metric will form the basis for 70% and 15%, respectively, of the Target Incentive Opportunity for each of our NEOs who participate in the STI Program. The other 15% will consist of strategic objectives which can vary by individual.
Our 2018 LTI Program remains designed to emphasize performance-based compensation and to further align our NEOs' interests with those of our stockholders. For our 2018 LTI Program, we have reintroduced the use of RSUs as a form of equity compensation for our NEOs. For 2018, we have also retained PSUs as a component of the LTI Program, which have the same performance criteria as in 2017: 75% tied to adjusted earnings per share and 25% tied to Relative TSR (as compared to the S&P 500 index). The 2018 LTI is all equity-based.
Personal Benefits and Perquisites
As described above, our compensation program for NEOs is designed to emphasize compensation based on performance and compensation which serves to further align our NEOs’ interests with those of our stockholders. As a result, the Compensation Committee has determined that the Company should provide few perquisites to NEOs. We believe that the limited perquisites and personal benefits that we provide support important attraction and retention objectives. We also consider the extent to which the perquisite or personal benefit provided serves to enhance the performance of our NEOs in light of the demands on these individuals’ time. The perquisites and personal benefits available to our NEOs are reviewed annually by the Compensation Committee.
The Compensation Committee has authorized limited personal use of fractionally-owned or chartered corporate aircraft by some of our NEOs. The Compensation Committee believes that access to an aircraft for personal travel enables our NEOs to maximize their work hours, particularly in light of their demanding business travel schedules. One of the Compensation Committee’s objectives is to ensure that our NEOs are afforded adequate flexibility to allow for sufficient personal time in light of the significant demands of the Company. The Compensation Committee and our CEO allocate a fixed number of hours for personal use by identified NEOs and consider the allocated amount as part of the NEO’s total compensation. The Compensation Committee and our CEO use their discretion when determining the number of allocated hours, which displace other forms of compensation that otherwise would have been awarded to the NEO.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	55

Our CEO is authorized by the Compensation Committee to use a fractionally-owned or chartered corporate aircraft for business purposes and for a fixed number of hours per year for personal use instead of additional cash compensation that would have otherwise been paid. Other executives of the Company are authorized on a limited basis to use a fractionally-owned or chartered corporate aircraft for a fixed number of hours for business purposes and to a much lesser extent for a fixed number of hours per year for personal use. As part of our CEO’s aggregate compensation package, the Compensation Committee approves a fixed number of hours for personal use each year and unused hours from the prior year are available for use the following year. When determining the number of hours of personal use of aircraft to award, the Compensation Committee takes into consideration Mr. Thiry’s overall compensation package. If Mr. Thiry were to exceed the fixed number of hours for personal use that is unrelated to business in a given year, the excess hours of personal use would offset the number of hours approved by the Compensation Committee the following year for personal use, or Mr. Thiry would be required to compensate us directly (although historically he has not exceeded the hours authorized for personal use). The Compensation Committee reviews all business and personal use of the aircraft annually, including detailed passenger logs with special attention to mixed business and personal use and required reimbursements to the Company.
Deferred Compensation Program
Our deferred compensation program permits certain employees, including our NEOs, to defer compensation at the election of the participant. We do not utilize deferred compensation as a significant component of compensation, and there are no Company contributions thereto or above-market returns available thereunder.

Severance and Change of Control Arrangements
We have entered into employment or severance arrangements with each of our NEOs. These arrangements, among other things, provide for severance benefits in the event of a termination of employment in certain circumstances, including, with respect to certain NEOs, the departure of the NEO following a change of control of our Company. Each arrangement is individually negotiated and the terms vary. When entering into employment or severance arrangements with our NEOs, we attempt to provide severance and change of control benefits which strike a balance between providing sufficient protections for the NEO while still providing post-termination compensation that we consider reasonable and in the interests of the Company and our stockholders.
The terms of individual agreements vary but under our current stock-based award agreements, accelerated vesting of stock-based awards is generally triggered when a change of control event occurs and either the acquiring entity fails to assume, convert or replace the stock-based award or if the executive resigns for “good reason” or is terminated by the Company without “cause” as provided in his or her applicable employment agreement, all within a certain period of time after the effective date of the change of control event. The additional acceleration provisions in our stock-based award agreements further serve to secure the continued employment and commitment of our NEOs prior to or following a change of control. See subsection titled “Executive Compensation—Potential Payments Upon Termination or Change of Control” for a description of the severance and change in control arrangements for our NEOs, and for more information regarding accelerated vesting under our stock-based award agreements.

Process for Determining NEO Compensation

Role of Independent Compensation Committee
Our executive compensation and benefits programs are designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee, composed solely of independent directors, reviews and approves our overall executive compensation program, strategy and policies and sets the compensation of our executive officers.
When recruiting new executives, the Compensation Committee and our CEO evaluate the comparative compensation of executives within the Company with similar levels of responsibility, the prior experience of the executive and expected contributions to Company performance. Thereafter, each executive officer’s compensation is reviewed annually by the

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Compensation Discussion and Analysis

Compensation Committee and CEO, and considered for adjustment based on individual performance and other factors.

When evaluating performance, we base compensation decisions on an assessment of Company and individual performance over the year, taking individual accomplishments into consideration in light of the totality of circumstances together with individual potential to contribute to the Company’s future growth. We believe that all of our NEOs have the ability to influence overall Company policies and performance and, accordingly, should be accountable for Company-wide performance as well as the areas over which they have direct influence. The differences in total annual compensation levels among the NEOs are based on their individual roles and responsibilities within the Company and their relative individual performance. The Compensation Committee uses its judgment in awarding compensation to our NEOs in accordance with the overall objectives of the Company’s compensation program.
The Compensation Committee takes into consideration a number of factors when determining the elements and amounts of compensation awarded to our NEOs, including individual performance, overall financial and non-financial performance of the Company for the year, individual skill sets and experience relative to industry peers, readiness for promotion, past and expected future performance, the importance and difficulty of achieving future Company and individual objectives, the value of each executive’s outstanding equity and long-term cash-based awards, aggregate historical compensation, levels of responsibility and performance relative to other executives within the Company, importance to the Company and difficulty of replacement. The Compensation Committee also gives significant weight to our clinical performance and quality of patient care. Accordingly, Company-wide patient clinical outcomes and improvements in quality of patient care, and each NEO’s contributions in those areas, can have a significant impact on NEO compensation.
The Company-wide factors taken into consideration by the Compensation Committee to assess the NEO’s related contributions include, but are not limited to:

•	overall revenue growth, market share increases, and improvements in controlling treatment costs;

•	legal and regulatory compliance, including healthcare regulatory compliance;

•	improved positioning of the Company for continued growth and diversification;

•	improved organizational capabilities;

•	patient growth and geographic expansion;

•	relationships with private payors;

•	improved clinical outcomes and other measures of quality of care;

•	appropriate management and mitigation of enterprise risk;

•	relationships with physicians involved in our patient care;

•	selection and implementation of improved financial, operating and clinical information systems;

•	management performance in attracting and retaining high-performing employees throughout our organization and succession planning;

•	implementation of successful public policy efforts;

•	good corporate citizenship; and

•	advancement of strategic business initiatives supporting our mission to be the provider, partner and employer of choice.
There is no formal weighting of the individual elements considered and no particular elements are required to be considered with respect to a given individual or in any particular year.
When determining annual compensation for our NEOs, other than for our CEO, the Compensation Committee works closely with our CEO to review each individual’s performance for the year and determine such NEO’s compensation. Shortly following the end of each year, our CEO provides his assessment of each NEO’s performance during the year based on his personal experience with the individual, the NEO’s achievement of success in areas determined to be significant to the Company, and any changes in responsibility levels. The Compensation Committee also considers performance discussions that have taken place at the Board and Compensation Committee level regarding the NEOs, retention objectives and the future growth potential of the individual executive. Our CEO recommends to the Compensation Committee the amounts of long-term incentive compensation for each NEO. The Compensation Committee considers the recommendations made by the CEO regarding the other NEOs but can deviate from those recommendations. Neither the CEO nor other members of management provide a recommendation to the Compensation Committee with regard to the CEO’s compensation.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	57

The Compensation Committee evaluates our CEO’s performance at the same time it sets the compensation of the other NEOs. When evaluating the performance of our CEO and making decisions about his compensation, the Compensation Committee considers overall Company performance as part of the assessment of our CEO’s performance, in addition to the achievement of specific objectives to determine his compensation. The Compensation Committee also considers a self-assessment prepared by our CEO. As part of this self-assessment, our CEO reviews with the Compensation Committee the overall annual management objectives of the Company and his participation in the attainment, or shortfall, with respect to such objectives. Approximately every other year, the Compensation Committee engages an outside independent consultant to conduct an in-depth analysis of our CEO’s performance as a manager during the year. The most recent assessment took place in early 2018. This evaluation involves a rigorous assessment of our CEO’s performance by members of the senior management team. This assessment is reviewed by the Board and the Compensation Committee, and is one of the many factors considered when making compensation decisions. As further described below, the Compensation Committee’s independent compensation consultant provides the Compensation Committee with an analysis of comparative market data on the cash-based, stock-based and total compensation for senior executives, including the CEO, at a group of comparable companies within our industry. The Compensation Committee recommends a compensation package for our CEO to the independent members of the Board for approval, but the independent members of the Board can deviate from those recommendations.

Role of Independent Compensation Consultant
The Compensation Committee has selected and directly retains the services of Compensia, a national compensation consulting firm. The Compensation Committee has the sole authority to retain or replace Compensia in its discretion. Compensia does not provide consulting services to the Company and may not provide such services without prior approval of the Compensation Committee chair. Accordingly, Compensia only provides compensation consulting services to the Compensation Committee, and works with the Company’s management only on matters for which the Compensation Committee provides direction and is responsible. The Compensation Committee has assessed the independence of Compensia pursuant to the rules of the SEC and NYSE, and concluded that

Compensia’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Compensia also provides general observations on the Company’s compensation program, but it does not determine or recommend the amount or form of compensation for the NEOs.

Market Competitiveness
We evaluate the overall competitiveness of our executives’ total direct compensation each year in order to assist in executive retention. For 2017, the Compensation Committee retained Compensia to perform a comprehensive market analysis of our executive compensation programs and pay levels and based upon the recommendation of Compensia added four companies to the comparator peer group in early 2018, which was used to evaluate 2017 bonus payouts and 2018 compensation decisions. The four companies added were Encompass Health, Envision Healthcare, LifePoint Health and MEDNAX. Each year, Compensia reviews the prior year’s peer group against selection criteria consisting of industry, revenue and market capitalization, as well as the peer groups identified by proxy advisory firms. Based on this review, Compensia recommended, and the Compensation Committee approved, the addition of these four companies to increase the total number of peers and more closely align the Company and the peer group in terms of revenue, market capitalization and profitability.

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Compensation Discussion and Analysis

Compensia provided the Compensation Committee with an analysis of comparative market data on the cash-based, stock-based and total compensation for senior executives at the companies within our comparator peer group. In addition to public executive compensation data, the Compensation Committee reviewed the compensation practices of our comparator peer group for purposes of evaluating the competitive environment and understanding the general compensation practices of our peers. Our comparator peer group consists of the following companies, which are all in the healthcare services, diagnostics, managed care and solutions markets:

Company[1]	1-Year TSR[2]	3-Year Compound Annual TSR[2]	Market Capitalization (in millions)[3]	Net Income for Last 4 Quarters (in millions)[3]	Revenue for Last 4 Quarters (in millions)[3]
Abbott Laboratories	51.9%	14.1%	$104,084	$477	$27,390
Aetna	59.5%	28.0%	$60,555	$1,904	$60,447
Anthem	63.1%	24.5%	$62,020	$3,843	$90,039
Baxter International	51.9%	24.9%	$37,427	$717	$10,561
Centene Corp.	69.5%	25.2%	$18,536	$828	$48,382
Community Health Systems, Inc.	(11.7)%	(46.9)%	$586	($667)	$16,764
Encompass Health	39.2%	8.6%	$5,111	$261	$3,844
Envision Healthcare	(47.1)%	(13.3)%	$4,290	($496)	$7,207
HCA Holdings, Inc.	26.0%	12.6%	$32,498	$2,216	$43,614
Laboratory Corporation of America Holdings	30.0%	15.0%	$17,431	$1,268	$10,441
LifePoint Health	(16.7)%	(8.8)%	$1,913	$174	$6,406
MEDNAX	(22.7)%	(8.0)%	$4,985	$320	$3,458
Molina Healthcare, Inc.	61.1%	21.5%	$4,946	($297)	$19,468
Quest Diagnostics Incorporated	17.1%	16.4%	$13,768	$772	$7,709
Tenet Healthcare, Inc.	7.3%	(23.6)%	$1,734	($554)	$19,061
Thermo Fisher Scientific	47.6%	21.9%	$84,136	$2,225	$20,918
Universal Health Services, Inc.	8.3%	6.2%	$11,052	$707	$10,240
WellCare Health Plans	44.6%	42.4%	$9,273	$374	$17,007
Summary Statistics:
75th Percentile	51.9%	23.9%	$36,195	$1,158	$25,772
50th Percentile	34.6%	14.6%	$12,410	$592	$16,886
25th Percentile	7.6%	(4.5)%	$4,956	$196	$8,342
DaVita	22.4%	1.3%	$14,541	$518	$10,795[4]
DaVita Percentage Rank	39%	27%	54%	48%	41%

1	The Company’s peer group was compiled by Compensia and approved by the Compensation Committee.

2	Data as of January 31, 2018.

3	Financial data generally publicly available as of February 9, 2018.

4
This represents DaVita revenue for the four quarters ended September 30, 2017 presented on a continuing operations basis, consistent with quarterly revenue amounts disclosed in Note 27 to our financial statements included in our annual report on Form 10-K filed with the SEC on February, 23, 2018. Comparative revenue presented for our peer group is based on the most recent quarterly information publicly available as of February 9, 2018.

Our 2017 comparator peer group includes a diverse representation of various companies in the healthcare services, diagnostics, managed care, and solutions markets because we compete in these broad industry groups for executive talent. The Compensation Committee, in conjunction with Compensia, reviews the composition of this group annually and makes adjustments to the composition of the group as it deems appropriate in order to provide a fairly consistent measure for comparing executive compensation. We believe that our comparator peer companies are comparable to us in their size, as measured by market capitalization, net income and revenues. We believe compensation paid by this comparator peer group is representative of the compensation required to attract, retain and motivate our executive talent.
The Compensation Committee considered the comparator peer group together with market data and analysis from Compensia and other factors, in determining 2017 base salary amounts and LTI program awards granted in 2017. The comparator peer group together with market data and analysis from Compensia and other factors were considered by the Compensation Committee in determining 2018 base salary amounts and 2017 performance bonuses,

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	59

and will be used in determining LTI program awards expected to be granted in 2018.
The Compensation Committee considered Compensia’s analysis (based on publicly disclosed compensation practices) of the compensation of executives serving in similar positions at comparable companies to obtain a general understanding of current compensation practices in our industry. The analysis provided by Compensia was used to provide context for the compensation decisions made by the Compensation Committee, but the Compensation Committee’s decisions were not directly related to or otherwise based upon the comparative data. Instead, the Compensation Committee used this comparative data as one of many factors considered to set the compensation for our NEOs. The Compensation Committee also used the analysis as a tool to assess how well the Company is implementing its core compensation objective of awarding compensation weighted heavily in favor of variable compensation tied to performance.
In approving executive compensation, the Compensation Committee considered the Company’s market capitalization, which is at the 54th percentile of our comparator peer group, and the Company’s size, in terms of net income and revenue (on a continuing operations basis as described in footnote four of the above table), which are at the 48th and 41st percentiles, respectively, of our comparator peer group. The Compensation Committee also considered each NEO’s role and responsibilities within the Company, individual performance, Company performance and internal pay equity in addition to the results of the competitive pay analysis.

Risk Considerations in Our Compensation Program
The Compensation Committee, with the assistance of Compensia, conducted a review of the Company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The key features of the executive compensation program that support this conclusion include:

•	a balance between cash and equity compensation;

•	a balance between short-term and long-term performance focus;

•	short-term incentive opportunities are capped and are not linked to any one specific goal;

•	severance payments are limited to 3x base salary and bonus;

•	equity awards have meaningful vesting requirements;

•	a clawback policy that permits the Board to recover annual bonuses and longer-term incentive and equity-based compensation from executive officers and members of the Board;

•	stock ownership guidelines;

•	significant independent Compensation Committee oversight; and

•	certain prohibitions against hedging and pledging transactions involving equity securities of the Company by executives and members of the Board.

Compensation Policies and Practices
We are committed to strong governance standards with respect to our compensation program, policies and practices. We believe that the following aspects of our compensation program are indicative of this commitment.

Management Share Ownership Policy
We have a share ownership policy that applies to certain members of our management team at the executive level. The management share ownership policy is similar to our share ownership policy that applies to all non-employee members of the Board described on page 18 of this Proxy Statement. The purpose of the policy is to ensure that those executives accumulate a meaningful ownership stake in the Company over time by retaining a specified financial interest in our common stock. Both shares owned directly and shares underlying vested but unexercised SSARs are included in the determination of whether the share ownership guidelines are met. The total net realizable share value retained must have a current market value of not less than the lower of 25% of the total equity award value in excess of

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Compensation Discussion and Analysis

$100,000 realized to date by the executive; or a specific multiple of the executive’s base salary. The salary multiple requirement for our current NEOs is 5.0 for Mr. Thiry and 3.0 for Messrs. Rodriguez and Ackerman. Ms. Waters and Ms. Jiganti are not currently subject to the requirements of this policy. Mr. Hilger is not subject to the policy because he served as Chief Financial Officer on an interim basis prior to Mr. Ackerman assuming the role as Chief Financial Officer. As of December 31, 2017, Messrs. Thiry, Rodriguez and Ackerman met or exceeded the applicable guidelines under our share ownership policy.
Policy Regarding Clawback of Bonuses and Incentive Compensation
In 2010, the Board adopted a clawback policy that permits the Board to recover annual bonuses and longer-term incentive and equity-based compensation from executive officers and non-employee members of the Board whose fraud or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statements. In December 2014, the policy was further amended to add significant misconduct as another possible clawback triggering event, in accordance with the executive financial compensation recoupment requirements under the CIA.
This provision applies to all senior vice presidents and above of the Company’s domestic dialysis business, in addition to the executive officers and non-employee members of the Board. The clawback policy allows for the recovery of any bonus or incentive compensation paid to those executive officers or directors, the cancellation of restricted or deferred stock awards and outstanding stock awards granted to those executive officers or directors, and the reimbursement of any gains realized that are attributable to such awards to the fullest extent permitted by law. The policy allows for the foregoing actions to the extent that the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; the executive officer or director engaged in any fraud or intentional misconduct that was a significant contributing factor to the Company having to restate its financial statements; where the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded; and, where the amount of the bonus or incentive compensation that was awarded to the officer would not have been awarded had any significant misconduct been known. The Company will not seek to recover bonuses or incentive or equity-based compensation paid or vested more than three years prior to the date the applicable restatement is disclosed or the significant misconduct is discovered.

Tax and Accounting Considerations
Deduction Limit
When reviewing compensation matters, the Compensation Committee considers the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives.
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to certain executive officers. Prior to the enactment of the recent U.S. tax reform legislation, described below, the executives subject to the limit were the chief executive officer and the three other most highly compensated NEOs employed at the end of the year (other than the chief financial officer). In addition, certain compensation was specifically exempt from the deduction limit to the extent that it was “performance-based” as defined in Section 162(m).

On December 22, 2017, the President signed into law the tax legislation known as the Tax Cuts and Jobs Act (the “2017 Tax Act.”). The 2017 Tax Act includes a number of changes to existing U.S. tax laws, including Section 162(m). Among other changes, the 2017 Tax Act eliminates the “performance based” compensation exception to the tax deduction limit under Section 162(m), except with respect to certain grandfathered arrangements, and expands the group of executives subject to the tax deduction limit. The changes under the 2017 Tax Act were generally made effective as of January 1, 2018. While the Compensation Committee recognizes the desirability of preserving and strives to maintain the tax deductibility of payments made to the NEOs, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that it believes to be the most effective at aligning compensation practices with

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	61

stockholder interests and in attracting, motivating and retaining the Company's key executives.
Accounting for Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including SSARs, RSUs, PSUs and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to issue various types of equity awards, considering the natural economic exchange ratios implied by their approximate respective fair values.

Specifically, for years prior to 2017, in making choices among long-term incentive award types, SSARs and options were generally considered to have a long-term value conversion ratio of approximately 4:1 to the Company's stock or other full value awards (such as RSUs), based on historical long-term relative fair values of these instruments for the Company. In 2017, the Compensation Committee changed its assumed long-term value conversion ratio to 5:1 for SSARs and options, based on more recent changes in long-term relative fair value trends for SSARs and options as compared to the Company's stock. These changes were primarily driven by changes in actual experienced and expected stock price volatility for the Company and the implied value of SSARs and options using the Black-Scholes pricing model.

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Compensation Committee Report

The Compensation Committee of the Board is currently composed of four independent directors. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management.
Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

COMPENSATION COMMITTEE
Pamela M. Arway, Chair
Pascal Desroches
Paul J. Diaz
Peter T. Grauer

The information contained above in this section titled “Compensation Committee Report” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a filing.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	63

Executive Compensation

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)
Kent J. Thiry Chairman and Chief Executive Officer, DaVita, and Chief Executive Officer, DaVita Medical Group	2017	$1,300,000	$—	$5,486,824	$6,215,011	$1,750,000	$572,923	$15,324,758
	2016	$1,273,077	$—	$4,531,740	$4,082,358	$1,705,153	$704,343	$12,296,671
	2015	$1,200,000	$—	$3,720,140	$3,422,476	$2,225,186	$471,020	$11,038,822
Javier J. Rodriguez Chief Executive Officer, DaVita Kidney Care	2017	$900,000	$—	$1,047,499	$1,186,505	$5,133,777	$97,626	$8,365,407
	2016	$865,385	$—	$911,452	$1,740,575	$5,069,405	$185,709	$8,772,526
	2015	$800,000	$—	$967,239	$889,850	$9,013,661	$164,816	$11,835,566
Joel Ackerman Chief Financial Officer	2017	$576,154	$200,000	$997,621	$2,127,654	$750,000	$160	$4,651,589
Kathleen A. Waters Chief Legal Officer	2017	$540,000	$—	$274,361	$310,758	$615,000	$23,585	$1,763,704
	2016	$334,385	$740,000	$533,004	$402,033	$—	$200	$2,009,622
Jeanine M. Jiganti Former Chief Compliance Officer	2017	$500,000	$540,000	$—	$—	$105,885	$240	$1,146,125
James K. Hilger Former Interim Chief Financial Officer and Chief Accounting Officer	2017	$375,000	$200,000	$199,321	$—	$176,475	$180	$950,976
	2016	$375,000	$210,000	$124,745	$92,786	$292,105	$360	$1,094,996
	2015	$366,635	$195,000	$125,059	$114,082	$309,375	$360	$1,110,511

1
The amounts reported in this column for 2017 represent annual performance bonuses for non-STI program participants, namely Mr. Hilger and Ms. Jiganti, earned with respect to 2017. The amount reported for Mr. Ackerman represents a sign-on bonus awarded to him in connection with him joining the Company. The amounts earned under our 2017 short-term incentive program (the “2017 STI program”) under the Incentive Award Plan are included in the “Non-Equity Incentive Plan Compensation” column.

2
The amounts shown in this column reflect RSU and PSU awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the Company in accordance with FASB ASC Topic 718. In accordance with SEC rules, the amounts included in the Stock Awards column for the PSU awards granted during 2017 are calculated based on the probable outcome of the performance conditions for such awards on the grant date. If the probable outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of the PSUs would have been as follows: Mr. Thiry — $10,973,649; Mr. Rodriguez — $2,094,998; Mr. Ackerman — $1,995,242; and Ms. Waters — $548,722. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

3
The amounts shown in this column represent the aggregate grant date fair value of SSAR awards granted to the executive during the year as estimated by the Company in accordance with FASB ASC Topic 718. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

4
The amounts shown in this column represent amounts earned for performance periods ending in 2015, 2016, and 2017, respectively. For 2017, these amounts include the 2017 STI program and 2015 Cash LTI program as detailed in the table below. In early 2018, Mr. Rodriguez, Ms. Jiganti and Mr. Hilger received payouts under the 2015 long-term cash-based performance awards, all granted under the Incentive Award Plan. Accordingly, Mr. Rodriguez earned $3,211,845, Ms. Jiganti earned $105,885 and Mr. Hilger earned $176,475 for performance at the 71% payout level as a result of adjusted operating income achieved for the dialysis and related lab services operating segment of $1,806 million for fiscal year 2017 compared to targets of $1,773 million at the 50% payout level and $1,853 million at the 100% payout level. The awards are reported for the year with respect to which they were earned, regardless of when the award was granted or paid. Please see the section titled “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Program (STI Program) for 2017” in this Proxy Statement for a discussion of the performance criteria under the 2017 STI program.

Name	Annual Performance-Based Incentive Payments[1]	2015 Cash LTI Program	Total Non-Equity Incentive Plan Compensation
Kent J. Thiry	$1,750,000	$—	$1,750,000
Javier J. Rodriguez	$1,921,932	$3,211,845	$5,133,777
Joel Ackerman	$750,000	$—	$750,000
Kathleen A. Waters	$615,000	$—	$615,000
Jeanine M. Jiganti	$—	$105,885	$105,885
James K. Hilger	$—	$176,475	$176,475

1
Amounts include payments under the 2017 STI program and, with respect to Ms. Waters, a payment of $335,000 based on pre-determined incentive criteria that were established outside of the 2017 STI program, as described further in the

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Executive Compensation

subsection titled "Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Program (STI Program) for 2017" in this Proxy Statement.

5
Amounts included in this column are set forth by category below. The amounts disclosed, other than use of a fractionally-owned or chartered corporate aircraft, are the actual or share of actual costs to the Company of providing these benefits. Because a fractionally-owned or chartered corporate aircraft is used primarily for business purposes, we do not include in incremental cost the fixed costs that do not change based on usage. The incremental cost to us of personal use of a fractionally-owned or chartered corporate aircraft is calculated based on the variable operating costs related to the operation of the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. The value of the personal use of a fractionally-owned or chartered corporate aircraft by our NEOs is included in their personal income in accordance with applicable tax regulations.

Name	Year	Aircraft Usage* ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Kent J. Thiry	2017	$572,299	$624	$572,923
Javier J. Rodriguez	2017	$97,242	$384	$97,626
Joel Ackerman	2017	$—	$160	$160
Kathleen A. Waters	2017	$23,345	$240	$23,585
Jeanine M. Jiganti	2017	$—	$240	$240
James K. Hilger	2017	$—	$180	$180

*
For purposes of calculating the incremental costs to the Company of each NEO’s personal use of Company aircraft, the total cost of the flight is allocated to personal use based upon the relative ratio of personal mileage to total mileage. Costs for fuel, ground costs, catering costs, landing fees, domestic passenger fees and federal excise tax charges are also included, if applicable.

The following table sets forth information concerning awards made to each of the NEOs (other than Ms. Jiganti) under the Company’s equity compensation plans during 2017. Ms. Jiganti is not included in this table as she did not receive any grants of plan-based awards during 2017, in anticipation of her upcoming retirement.
2017 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[6]
Kent J. Thiry	—	[1]	$—	$1,750,000	$3,900,000	—	—	—	—	—	—	—
	6/6/2017	[3]	$—	$—	$—	31,393	83,714	167,428	—	—	—	5,486,824
	6/6/2017	[5]	$—	$—	$—	—	—	—	—	418,570	65.48	6,215,011
Javier J. Rodriguez	—	[1]	$—	$1,921,932	$2,250,000	—	—	—	—	—	—	—
	6/6/2017	[2]	$1,050,000	$2,100,000	$8,400,000	—	—	—	—	—	—	—
	6/6/2017	[3]	$—	$—	$—	5,994	15,982	31,964	—	—	—	1,047,499
	6/6/2017	[5]	$—	$—	$—	—	—	—	—	79,909	65.48	1,186,505
Joel Ackerman	—	[1]	$—	$750,000	$1,500,000	—	—	—	—	—	—	—
	6/6/2017	[3]	$—	$—	$—	5,708	15,221	30,442	—	—	—	997,621
	2/21/2017	[5]	$—	$—	$—	—	—	—	—	145,159	68.89	2,127,654
Kathleen A. Waters	—	[7]	$—	$615,000	$750,000	—	—	—	—	—	—	—
	6/6/2017	[2]	$275,000	$550,000	$2,200,000	—	—	—	—	—	—	—
	6/6/2017	[3]	$—	$—	$—	1,570	4,186	8,372	—	—	—	274,361
	6/6/2017	[5]	$—	$—	$—	—	—	—	—	20,929	65.48	310,758
James K. Hilger	6/6/2017	[2]	$100,000	$200,000	$300,000	—	—	—	—	—	—	—
	6/6/2017	[4]	$—	$—	$—	—	—	—	3,044	—	—	199,321

1
Represents applicable amounts for our 2017 short-term incentive program (2017 STI Program) under the Incentive Award Plan. The amount in the “Maximum” column represents the maximum amount the executive was eligible to earn under the 2017 STI Program if all performance criteria were achieved at their highest payout level. Since 2017 is now complete, the amount in the “Target” column represents the payout

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	65

amounts awarded under the 2017 STI Program, considering both the formulaic criteria and any negative discretion the Compensation Committee or, in the case of the CEO, the independent members of the Board applied thereunder. Since the Compensation Committee or, in the case of the CEO, the independent members of the Board may use discretion to reduce amounts awarded to zero, there are no fixed threshold amounts under the 2017 STI Program. Accordingly this table reflects a zero amount in the “Threshold” column.

2
Represents long-term cash-based performance awards granted in June 2017 (2017 cash LTI program awards) under the Incentive Award Plan. For a description of these 2017 cash LTI awards, see the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2017 — Cash-Based Performance Awards” in this Proxy Statement.

3
This number represents PSUs awarded under the Incentive Award Plan. The PSU awards vest 12.5% on May 15, 2020 and 87.5% on May 15, 2021, subject to the NEO’s continued employment and the achievement of the underlying performance conditions. For a description of the PSUs, see the subsection titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program (LTI Program) for 2017—Equity Awards—Performance Stock Units” in this Proxy Statement.

4	This number represents RSUs granted under the Incentive Award Plan. The RSUs vest 50% on May 15, 2020 and 50% on May 15, 2021, subject to the NEO's continued employment.

5
This number represents SSARs awarded under the Incentive Award Plan. The SSARs vest 50% on May 15, 2020 and 50% on May 15, 2021, subject to the NEO’s continued employment. For a description of the SSARs, see the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2017 — Equity Awards — Stock-settled Stock Appreciation Rights” in this Proxy Statement.

6
The amounts for SSARs, RSUs and PSUs are the aggregate grant date fair values of each award determined pursuant to FASB ASC Topic 718 and, in the case of PSUs, are based upon the probable outcome of the applicable performance conditions on the grant date. All SSARs granted have a five-year term. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

7
Represents applicable amounts for Ms. Waters for the 2017 STI Program under the Incentive Award Plan and based on pre-determined incentive criteria as described in the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Program (STI Program) for 2017 — Kathleen A. Waters” in this Proxy Statement. The amount in the “Maximum” column represents the maximum amount Ms. Waters was eligible to earn under the 2017 STI Program and pre-determined incentive criteria if all performance criteria were achieved at their highest payout level. Since 2017 is now complete, the amount in the “Target” column represents the payout amounts awarded under the 2017 STI Program and pre-determined incentive criteria, considering both the formulaic criteria and any negative discretion the Compensation Committee applied thereunder. Since the Compensation Committee may use discretion to reduce amounts awarded to zero, there are no fixed threshold amounts under the 2017 STI Program. Accordingly this table reflects a zero amount in the “Threshold” column.

2017 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning outstanding SSARs and unvested stock awards held by each of the NEOs at December 31, 2017.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1]
Kent J. Thiry	3/20/2013	900,000	[5]	—		$59.52	3/20/2018	—		—	—		—
	4/24/2014	141,169	[2]	141,170	[2]	$69.38	4/24/2019	—		—	—		—
	6/2/2015	—		179,041	[2]	$83.82	6/2/2020	—		—	—		—
	5/13/2016	—		291,044	[2]	$75.42	5/13/2021	—		—	—		—
	6/6/2017	—		418,570	[3]	$65.48	6/6/2022	—		—	—		—
	4/24/2014	—		—		—	—	2,306	[6]	$166,609	—		—
	6/2/2015	—		—		—	—	6,836	[7]	$493,901	26,578	[8]	$1,920,261
	12/27/2016	—		—		—	—	—		—	72,761	[9]	$5,256,982
	6/6/2017	—		—		—	—	—		—	83,714	[10]	$6,048,337
Javier J. Rodriguez	3/19/2013	280,000	[5]	—		$58.94	3/19/2018	—		—	—		—
	4/24/2014	39,614	[2]	39,614	[2]	$69.38	4/24/2019	—		—	—		—
	6/2/2015	—		46,551	[2]	$83.82	6/2/2020	—		—	—		—
	5/13/2016	—		124,091	[2]	$75.42	5/13/2021	—		—	—		—
	6/6/2017	—		79,909	[3]	$65.48	6/6/2022	—		—	—		—

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Executive Compensation

4/24/2014	—		—		—		—		1,294		[6]		$93,492		—		—
6/2/2015	—		—		—		—		3,555		[7]		$256,849		7,538	[8]		$544,621
12/24/2016	—		—		—		—		—			—			15,280	[11]		$1,103,980
6/6/2017	—		—		—		—		—			—			15,982	[10]		$1,154,700
Joel Ackerman	2/21/2017	—		145,159	[2]	$68.89		2/21/2022		—			—		—			—
	6/6/2017	—		—		—		—		—			—		15,221		[10]	$1,099,717
Kathleen A. Waters	5/6/2016	—		28,164	[4]	$75.70		5/6/2021		—			—		—			—
	6/6/2017	—		20,929	[3]	$65.48		6/6/2022		—			—		—			—
	5/6/2016	—		—		—		—		7,041		[12]	$508,712		—			—
	6/6/2017	—		—		—		—		—			—		$4,186		[10]	$302,439
Jeanine M. Jiganti	4/24/2014	2,161	[5]	2,161	[2]	$69.38		4/24/2019		—			—		—			—
	9/15/2014	3,359	[2]	3,359	[2]	$73.93		9/15/2019		—			—		—			—
	6/2/2015	—		3,581	[2]	$83.82		6/2/2020		—			—		—			—
	5/13/2016	—		5,292	[2]	$75.42		5/13/2021		—			—		—			—
	4/24/2014	—		—		—		—		540		[13,17]	$39,015		—			—
	6/2/2015	—		—		—		—		895		[14,17]	$64,664		—			—
	5/13/2016	—		—		—		—		1,323		[15,17]	$95,587		—			—
James K. Hilger	3/19/2013	14,000	[5]	—		$58.94		3/19/2018		—			—		—			—
	4/24/2014	3,601	[2]	3,602	[2]	$69.38		4/24/2019		—			—		—			—
	6/2/2015	—		5,968	[2]	$83.82		6/2/2020		—			—		—			—
	5/13/2016	—		6,615	[2]	$75.42		5/13/2021		—			—		—			—
	4/24/2014	—		—		—		—		901		[13]	$65,097		—			—
	6/2/2015	—		—		—		—		1,492		[14]	$107,797		—			—
	5/13/2016	—		—		—		—			1,654		[15]	$119,502		—		—
	6/6/2017	—		—		—		—			3,044		[16]	$219,929		—		—

1	The market value of shares or units of stock that have not vested reflects the $72.25 closing price of our common stock on December 29, 2017, the last trading day of the year, as reported by the NYSE.

2	These SSARs vest 50% on the third and fourth anniversaries of the grant date.

3	These SSARs vest 50% each on May 15, 2020 and May 15, 2021.

4	These SSARs vest 50% on the second and third anniversaries of the grant date.

5	These SSARs vested 50% on the third and fourth anniversaries of the grant date.

6	These PSUs vest 50% each on May 15, 2017 and 50% on May 15, 2018.

7	These PSUs vest 50% each on the third and fourth anniversaries of the grant date.

8
These PSUs vest 50% each on the third and fourth anniversaries of the grant date, subject to achievement of the performance conditions for PSUs. The amounts listed here are the target number of shares awarded.

9
These PSUs vest 31% on May 15, 2019 and 69% on May 15, 2020 for Mr. Thiry, subject to achievement of the performance conditions for PSUs. The amounts listed here are the target number of shares awarded.

10	These PSUs vest 12.5% on May 15, 2020 and 87.5% on May 15, 2021, subject to achievement of the performance conditions for PSUs. The amounts listed here are the target number of shares awarded.

11
These PSUs vest 50% on each of May 15, 2019 and May 15, 2020 for Mr. Rodriguez, subject to achievement of the performance conditions for PSUs. The amounts listed here are the target number of shares awarded.

12	These RSUs vest 50% each on the second and third anniversaries of the grant date.

13	These RSUs vest 50% each on May 15, 2017 and May 15, 2018.

14	These RSUs vest 50% each on the third and fourth anniversaries of the grant date.

15	These RSUs vest 50% each on May 15, 2019 and May 15, 2020.

16	These RSUs vest 50% each on May 15, 2020 and May 15, 2021.

17	Ms. Jiganti 's unvested equity was forfeited upon her termination of employment on April 5, 2018.
The following table sets forth information concerning the exercise of SSARs (which are treated as options for this table) and the vesting of stock awards held by each of the NEOs during 2017.

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	67

2017 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Kent J. Thiry	1,000,000	$11,800,000	2,306	$152,265
Javier J. Rodriguez	112,500	$1,559,250	1,294	$85,670
Joel Ackerman	—	$—	—	$—
Kathleen A. Waters	—	$—	—	$—
Jeanine M. Jiganti	12,700	$123,106	540	$35,678
James K. Hilger	28,000	$388,080	900	$59,445

1
Value realized on exercise is determined by subtracting the exercise or base price from the market price of our common stock at exercise, and multiplying the remainder by the number of shares exercised.

2	Value realized on vesting is determined by multiplying the number of shares underlying RSUs by the closing price for our common stock on the date of vesting, as reported by the NYSE.
No Pension Benefits
The Company does not have a defined benefit pension plan that allows participation by any employee, including the NEOs, and that provides for payments or other benefits at, following, or in connection with retirement.
Nonqualified Deferred Compensation
The following table sets forth information concerning the Company’s nonqualified deferred compensation plans.
2017 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)[1,2]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kent J. Thiry
Deferred Compensation Plan	$1,758,350	—	$586,722	—	$4,781,327
Voluntary Deferral Plan	—	—	$2,052,201	—	$12,570,893
Javier J. Rodriguez
Voluntary Deferral Plan	—	—	$139,043	—	$797,937
Joel Ackerman[4]
None	—	—	—	—	—
Kathleen A. Waters[4]
None	—	—	—	—	—
Jeanine M. Jiganti
Deferred Compensation Plan	$70,000	—	$14,903	—	$136,357
James K. Hilger[4]
None	—	—	—	—	—

1	This amount is reported in the “Salary” column in the 2017 Summary Compensation Table.

2	Mr. Thiry deferred $1,758,350 in 2017, $1,749,132 in 2016 and $1,928,077 in 2015 into the Deferred Compensation Plan. Ms. Jiganti deferred $70,000 in 2017 into the Deferred Compensation Plan.

3	None of the earnings in this column are included in the 2017 Summary Compensation Table because they are not preferential or above market.

4	Mr. Ackerman, Ms. Waters and Mr. Hilger did not participate in any of the Company’s nonqualified deferred compensation plans in 2017.

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Voluntary Deferral Plan and Deferred Compensation Plan
The 2017 Nonqualified Deferred Compensation Table presents amounts deferred under our Voluntary Deferral Plan and our Deferred Compensation Plan, which replaced the Voluntary Deferral Plan effective January 1, 2015.
Contributions
Under the Deferred Compensation Plan (effective for deferrals in 2015 and later years), participants may defer (i) up to 50% of their base salary, and (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year. Under the Voluntary Deferral Plan (applicable for deferrals prior to 2015), participants could defer (i) up to 50% of their base salary, (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year and (iii) all or a portion of their other compensation as determined by the Company.
Under both plans, deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the Company.
Participants may change their investment elections daily. We do not make company contributions to participants’ accounts under either the Voluntary Deferral Plan or the Deferred Compensation Plan. All participant contributions are irrevocably funded into a rabbi trust for the benefit of those participants. Assets held in the trust are subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency until paid to the plan participants.
Payment of benefits
Distributions are generally paid out in cash at the participant’s election. Under the Voluntary Deferral Plan, distributions can be made commencing in the first or second year following retirement or in a specified year at least three to four years after the deferral election was effective, and participants can elect to receive distributions in the form of one, five, ten, fifteen or twenty annual installments. Under the Deferred Compensation Plan, distributions can be made commencing in the second year following the year to which the deferral election applies, after separation from service, or on any other scheduled payment date, and participants can elect to receive either a lump sum distribution or annual installments over any period from two to twenty years; provided, that, if the Deferred Compensation Plan balance does not exceed $20,000, a lump sum will be paid. If the participant has not elected a specified year for payout and the participant has a separation from service, distributions generally will be paid in a lump sum cash distribution after separation from service.
In the event of a participant’s unforeseeable emergency, the plan administrator may, in its sole discretion, authorize the cessation of deferrals by a participant and provide for immediate distribution to a participant in the form of a lump sum cash payment to cover the unforeseeable emergency.
Potential Payments Upon Termination or Change of Control
General Terms and Definitions
For purposes of the table below:
“Cause” is defined in Mr. Thiry’s employment agreement as any of the following: (i) conviction of a felony; (ii) any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company; (iii) repeated failure or refusal by the executive to follow policies established by the Board or written directives of the Board that goes uncorrected for a period of 30 consecutive days after notice of such failure or refusal, and that is material and willful and has a material adverse effect on the Company’s business; or (iv) a material breach of the executive’s employment agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive.
Involuntary termination for “Material Cause” occurs if the Company terminates employment for any of the following reasons: (i) conviction of a felony or plea of no contest to a felony; (ii) any act of fraud or dishonesty in connection with the performance of the executive’s duties; (iii) repeated failure or refusal by the executive to follow policies or directives reasonably established by the CEO of the Company or his designee that goes uncorrected for a period of 10 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive’s employment agreement; (v) any gross or willful misconduct or gross negligence by the executive in the performance of the executives duties; (vi) egregious conduct by the executive that brings the Company or any of its subsidiaries or affiliates into

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DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	69

public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal healthcare program.
Except with respect to Mr. Thiry, as noted below, a “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company’s common stock outstanding immediately prior to such merger or consolidation represent 40% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 40% of the Company’s assets are sold. However, despite the occurrence of any of the above-described events, a “Change of Control” will not have occurred if Mr. Thiry remains the CEO of the Company for at least one year after the Change of Control or becomes the CEO or executive chair of the surviving company with which the Company merged or consolidated and remains in that position for at least one year after the Change of Control.
“Good Cause” means the occurrence of the following events without the executive’s express written consent: (i) the Company materially diminishes the scope of the executive’s duties and responsibilities; or (ii) the Company materially reduces the executive’s base compensation. Notwithstanding the above, the occurrence of any such condition shall not constitute Good Cause unless the executive provides notice to the Company of the existence of such condition not later than 90 days after the initial existence of such condition, and the Company shall have failed to remedy such condition within 30 days after receipt of such notice.
With respect to Mr. Thiry’s employment agreement, “Good Reason” means during the employment period, without the written consent of the executive,

any one or more of the following (provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the executive shall not constitute Good Reason): (i) the assignment to the executive of any duties inconsistent in any material and adverse respect with the executive’s then current duties and responsibilities; (ii) the material and adverse change in the executive’s titles or positions; (iii) reduction in the executive’s base salary or target annual incentive opportunity, unless such reductions are part of an across-the-board reduction that applies to all senior executives of the Company and takes effect prior to a Change in Control (as defined below for Mr. Thiry); or (iv) any material breach by the Company of the employment agreement, that is not corrected within 30 days after notice of such breach.
For purposes of the definition of “Good Reason” in Mr. Thiry’s employment agreement above, a “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) under the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 40% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) consummation of any merger or consolidation in which the shares of the Company’s common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the corporation resulting from such merger or consolidation, or, if applicable, the ultimate parent corporation of such corporation, (iii) during any twenty-four month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person other than the Board for the

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purpose of opposing a solicitation by any other person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall not be deemed a member of the Incumbent Board, (iv) consummation of any transaction in which all or substantially all of the Company’s assets are sold, or (v) the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that no transaction contemplated by clauses (i) through (iv) above shall constitute a Change of Control if the person acting as the CEO of the Company for the twelve months prior to such transaction continues as the CEO or executive chairman of the Board of Directors of the Company or becomes the CEO or executive chairman of the Board of Directors of the entity that has acquired control of the Company as a result of such transaction (the “Acquiror”) immediately after such transaction and remains the CEO or executive chairman of the Board of Directors of the Company or the Acquiror for not less than twelve months following the transaction, and further provided, that in the event that the person acting as the CEO of the Company for the twelve months prior to such transaction ceases to be CEO or executive chairman of the Board of Directors of the Company or of the Acquiror during the twelve months following the transaction, a Change of Control shall be deemed to have occurred on the date on which such person ceases to be CEO or executive chairman of the Board of Directors of the Company or the Acquiror.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	71

Severance Payments and Benefits
The following tables and summary set forth the Company’s payment obligations pursuant to the terms of the employment or severance arrangements with each of our NEOs, under the circumstances described below, assuming that their employment was terminated on December 31, 2017. For a description of the value of stock-based awards held by Messrs. Thiry, Rodriguez, Ackerman and Hilger and Mses. Waters and Jiganti that are subject to accelerated vesting upon a Change of Control, see the subsection titled “— Accelerated Vesting of Stock-Based Awards” below.

	Payment of Base Salary (or multiple thereof) in effect at termination for a specified period following termination		Bonus[1]		Continued Health Benefits for a Specified Period Following Termination		Office and Secretarial Assistance		Tax Gross‑Up	Total Value
Kent J. Thiry
Death	$—		$1,750,000	[2]	$—		$—		$—	$1,750,000
Disability	$—		$1,750,000	[2]	$—		$—		$—	$1,750,000
Involuntary Termination without Cause	$9,795,509	[3]	$1,750,000	[4]	$54,022	[5]	$363,144	[6]	$—	$11,962,675
Involuntary Termination without Cause (prior to age 62)[7]	$4,897,754	[8]	$1,750,000	[4]	$54,022	[5]	$363,144	[6]	$—	$7,064,920
Resignation for Good Reason	$9,795,509	[3]	$1,750,000	[4]	$54,022	[5]	$363,144	[6]	$—	$11,962,675
Javier J. Rodriguez
Involuntary Termination for Other than Material Cause	$1,350,000	[9]	$1,856,250	[10]	$—		$—		$—	$3,206,250
Resignation for Good Cause	$1,350,000	[9]	$1,856,250	[10]	$—		$—		$—	$3,206,250
Resignation Following a Good Cause Event after a Change of Control	$1,800,000	[11]	$1,856,250	[10]	$—		$—		$—	$3,656,250
Joel Ackerman
Involuntary Termination for Other than Material Cause	$350,000	[12]	$—		$—		$—		$—	$350,000
Resignation Following a Good Cause Event after a Change of Control	$1,400,000	[13]	$—		$36,620	[14]	$—		$—	$1,436,620
Kathleen A. Waters
Involuntary Termination for Other than Material Cause	$540,000	[15]	$—		$—		$—		$—	$540,000
Resignation for Good Cause	$540,000	[16]	$740,000	[17]	$—		$—		$—	$1,280,000
Jeanine M. Jiganti
Involuntary Termination for Other than Material Cause	$500,000	[18]	$—		$—		$—		$—	$500,000
James K. Hilger
Involuntary Termination for Other than Material Cause	$375,000	[19]	$—		$25,785	[20]	$—		$—	$400,785

1
Does not include any amounts payable to Mr. Thiry, Mr. Rodriguez or Ms. Jiganti pursuant to our Deferred Compensation Plan or Voluntary Deferral Plan which amounts are included in the 2017 Nonqualified Deferred Compensation Table. Such amounts are currently vested, but payment thereof may be accelerated in the event of death, disability or termination of employment.

2
Mr. Thiry (or his estate) will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. On December 31, 2017, Mr. Thiry had fully earned his bonus for 2017, so he would have received the full amount of his annual incentive bonus as reported in the 2017 Summary Compensation Table upon termination.

3
Mr. Thiry will be entitled to receive a lump-sum payment equal to the product of (x) three, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus. “Prior Bonus” means the average of the annual incentive bonus earned under the Incentive Award Plan (including any bonus earned and payable but not yet paid) for the last two fiscal years before the fiscal year in which Mr. Thiry’s employment was terminated. The amount reported in the table above reflects the product of (x) three, and (y) the sum of Mr. Thiry’s base salary as of December 31, 2017, which was $1,300,000, and the average of Mr. Thiry’s 2016 annual incentive bonus in the amount of $1,705,153 and Mr. Thiry’s 2015 annual incentive bonus in the amount of $2,225,186.

72

Executive Compensation

4	Mr. Thiry will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. Mr. Thiry will also be entitled to receive a prorated annual incentive bonus (based on the actual bonus earned under the objective standards set forth under the Incentive Award Plan for the fiscal year in which the termination occurs) through and including the date of termination. On December 31, 2017, Mr. Thiry had fully earned his annual incentive bonus for 2017, so he would have received the full amount of his annual incentive bonus as reported in the 2017 Summary Compensation Table upon termination.

5
Mr. Thiry will continue to receive his health benefits for the three-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Thiry for the three-year period following termination.

6
Mr. Thiry will be entitled to the use of an office and services of an administrative assistant for three years or until he obtains other full-time employment. The amounts above reflect the estimated costs to us of providing the office and secretarial services for three years.

7
Mr. Thiry will be entitled to receive the payments set forth in this row in the event that, prior to the date on which Mr. Thiry attains age 62, the Board gives Mr. Thiry written notice that the term of his employment agreement shall not be extended.

8
Mr. Thiry will be entitled to receive a lump sum payment equal to the product of (x) one and one-half, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus (as defined above). The amount reported in the table above reflects the product of (x) one and one-half, and (y) the sum of Mr. Thiry’s base salary as of December 31, 2017, which was $1,300,000, and the average of Mr. Thiry’s 2016 annual incentive bonus in the amount of $1,705,153 and Mr. Thiry’s 2015 annual incentive bonus in the amount of $2,225,186.

9
Mr. Rodriguez will be entitled to receive his salary for the 18-month period following his termination without material cause or resignation for good cause. As of December 31, 2017, Mr. Rodriguez’s base salary was $900,000.

10
If Mr. Rodriguez is terminated after April in a given year, he will be entitled to receive a lump sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year his employment is terminated. The Company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to Mr. Rodriguez for 2016, which was $1,856,250.

11	Mr. Rodriguez will be entitled to receive his salary for the two-year period following his resignation for good cause following a change in control.

12
Mr. Ackerman will be entitled to receive his salary for the six-month period following his termination, pursuant to the terms of the DaVita HealthCare Partners Inc. Severance Plan for Directors and Above. As of December 31, 2017, Mr. Ackerman's base salary was $700,000. Such payment obligation will be reduced dollar-for-dollar by the amount of any compensation received by Mr. Ackerman from another employer during the severance payment period, and Mr. Ackerman is obligated to use reasonable efforts to find employment during such period.

13
Mr. Ackerman will be entitled to receive a lump sum payment equal to two times the sum of his base salary in effect as of the date of termination and the bonus paid in the year prior to termination following his resignation for good cause after a change in control. The amount reported in the table above reflects two times Mr. Ackerman’s base salary as of December 31, 2017, which was $700,000.

14
Mr. Ackerman will continue to receive his health benefits for the 18-month period following termination for good cause after a change in control. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Ackerman for the 18-month period following termination.

15	Ms. Waters will be entitled to receive her salary for the one-year period following her termination. As of December 31, 2017, Ms. Water’s base salary was $540,000.

16	Ms. Waters will be entitled to receive her salary for the one-year period following her resignation for good cause. As of December 31, 2017, Ms. Water’s base salary was $540,000.

17
If Ms. Waters is terminated after April in a given year, she will be entitled to receive a lump sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year her employment is terminated. The Company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to Ms. Waters for 2016, which was $740,000.

18
Ms. Jiganti will be entitled to receive her salary for the one-year period following her termination, pursuant to the terms of the DaVita HealthCare Partners Inc. Severance Plan for Directors and Above. As of December 31, 2017, Ms. Jiganti’s base salary was $500,000. Such payment obligation will be reduced dollar-for-dollar by the amount of any compensation received by Ms. Jiganti from another employer during the severance payment period, and Ms. Jiganti is obligated to use reasonable efforts to find employment during such period.

19
Mr. Hilger will be entitled to receive payment in an amount equal to his salary for the 12-month period following his termination. As of December 31, 2017 Mr. Hilger’s base salary was $375,000. Such payment obligation will be reduced dollar-for-dollar by the amount of any compensation received by Mr. Hilger from another employer during the severance payment period, and Mr. Hilger is obligated to use reasonable efforts to find employment during such period.

20
Mr. Hilger will continue to receive his health benefits for the one-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Hilger for the one-year period following termination.

Other Severance Payments and Benefits
The Company’s obligation to provide continued health benefits under the circumstances set forth in the tables above is subject to earlier termination in the event that the executive accepts employment with another employer.
In the event of termination as a result of death, the estates of the NEOs identified in the tables above will also receive the proceeds of the respective term life insurance policy for each NEO. The coverage amount for each NEO is as follows: $1,300,000 for Mr. Thiry, $800,000 for Mr. Rodriguez, $500,000 for Mr. Ackerman, $500,000 for Ms. Waters, $500,000 for Ms. Jiganti, and $375,000 for Mr. Hilger.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	73

Pursuant to the terms of his employment agreement, Mr. Thiry will be eligible to receive a “gross-up” payment to the extent that any payment or benefit received or to be received by him is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code. Assuming a triggering event took place on December 31, 2017, there would not have been any tax gross-up amount payable. Moreover, no gross-up would have been payable under his agreement in any of the prior five years if a change of control had occurred. Mr. Thiry has the only remaining legacy agreement that contains a tax gross-up provision. We have not provided for tax gross-ups in any employment agreements or amended employment agreements entered into after July 2008.
To receive the severance payments and benefits described above, each NEO must execute the

Company’s standard severance and general release agreement. In addition, the existing employment agreements with each of our NEOs include confidentiality provisions that would apply until the confidential information becomes publicly available (other than through breach by the NEO). These employment agreements also include nonsolicitation provisions which prohibit each NEO from soliciting any patient or customer of the Company to patronize a competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the Company, for a period of two years following the termination of the NEO’s employment.
 Accelerated Vesting of Stock-Based Awards
For grants and awards of SSARs and/or RSUs to our NEOs, the stock-based award agreements provide that in the event that either (i) in connection with a Change of Control (as defined below), the acquiring entity fails to assume, convert or replace the NEO’s options or awards, or (ii) the NEO’s employment is terminated within the twenty-four-month period following a Change of Control by the Company (or the acquiring entity) other than for Cause (as defined below) or, if applicable, by the NEO in accordance with the termination for Good Reason provisions of the NEO’s employment agreement, if any, then, in any such case, the SSARs or RSU awards shall automatically vest and become immediately exercisable in their entirety, such vesting to be effective as of immediately prior to the effective date of the Change of Control in the case of (i), and as of the date of termination of the NEO’s employment in the case of (ii). For grants of PSUs, upon a Change of Control, all PSU awards immediately vest, and all PSU performance metrics are converted to the relative TSR metric. The number of shares issuable are then determined based on the Company’s relative TSR performance (as described in the Compensation Discussion and Analysis) through an ending average price period of the approximately 30 calendar days immediately preceding the Change of Control.
The table below sets forth the value of the Company’s obligations upon the automatic vesting of the stock-based awards of our NEOs as described above and assumes that the triggering event took place on December 31, 2017.

Name	Value of SSARs[1]	Value of Stock Awards[2]	Tax Gross-Up
Kent J. Thiry[3,4]	$3,238,877	$887,664	—
Javier J. Rodriguez	$654,676	$169,426	N/A
Joel Ackerman	$487,734	$161,406	N/A
Kathleen A. Waters	$141,689	$553,074	N/A
Jeanine M. Jiganti	$6,202	$199,266	N/A
James K. Hilger	$10,338	$512,325	N/A

1
Values are based on the aggregate difference between the respective base prices and the closing sale price of our common stock on December 29, 2017, which was $72.25 per share, as reported by the NYSE.

2
Values are based on the aggregate number of shares underlying PSUs and RSUs multiplied by the closing sale price of our common stock on December 29, 2017, which was $72.25 per share, as reported by the NYSE.

3
Pursuant to the terms of his employment agreement entered into on July 25, 2008, Mr. Thiry would be entitled to receive a “gross-up” payment to the extent any benefit received is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code. Any such tax gross-up amount would be calculated using a 20% excise tax rate and an approximately 40% individual income tax rate and assumes that the base amount for purposes of Sections 280G and 4999 of the Internal Revenue Code has been allocated between the cash severance and equity components of the change of control benefits in proportion to the amounts of each component. Assuming a triggering event took place on December 31, 2017, there would not be any tax gross-up amount payable.

74

Executive Compensation

4
Since Mr. Thiry has been employed with the Company for over ten years as of December 31, 2017, 50% of any unvested equity awards vest upon any termination of employment by Mr. Thiry without Cause or for Good Reason. The value of such accelerated vesting is equal to 50% of the amounts set forth in the table.

 Definitions Under Stock-Based Award Agreements

For purposes of the stock-based award agreements and the table above:
A “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company’s common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 50% of the Company’s assets are sold.
No transaction will constitute a Change of Control under the stock-based award agreements if both (x) the person acting as the CEO of the Company for the six months prior to such transaction becomes the CEO or executive chairman of the board of directors of the entity that has acquired control of the Company as a result of such transaction immediately after such transaction and remains the CEO or executive chairman of the board of directors for not less than one year following the transaction and (y) a majority of the acquiring entity’s board of directors immediately after such transaction consist of persons who were directors of the Company immediately prior to such transaction.
“Cause” means: (1) a material breach by the executive of those duties and responsibilities of the executive which do not differ in any material respect from the duties and responsibilities of the executive during the 90-day period immediately prior to a Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) willful misconduct or gross negligence which results in material harm to the Company; (3) the conviction of the executive of, or a plea of nolo contendere by the executive to, a felony or other crime involving fraud or dishonesty; or (4) willful violation of Company policies which results in material harm to the Company.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	75

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of Mr. Thiry, our chief executive officer, to the annual total compensation of our teammates.

Ratio

For 2017, based on the methodology described below:

•	The median of the annual total compensation of all of our teammates, other than Mr. Thiry, was $60,332.

•	Mr. Thiry’s annual total compensation was $15,338,585.

•	Based on this information, the ratio of the annual total compensation of Mr. Thiry to the median of the annual total compensation of all teammates is approximately 254 to 1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Identification of Median Teammate

We selected December 31, 2017 as the date on which to determine our median teammate.

Our teammate population on such date consisted of 74,549 individuals.

Total U.S. Teammates	69,413
Total non-U.S. Teammates	5,136	(no exclusions)
Total Global Workforce	74,549

SEC rules permit us to exclude from the pay ratio calculation certain teammates based in non-US jurisdictions, provided that we may not exclude more than 5% of our total teammates. Relying on this rule, we have excluded a total of 2,222 teammates, in the following jurisdictions:

Poland	985
Portugal	419
Colombia	818

Total	2,222

76

Audit Committee Report

The table below gives information on the total number of teammates used for identifying the median teammate.

Total U.S. Teammates	69,413
Total non-U.S. Teammates	2,914	(excluding 2,222 teammates)
Total Workforce for Median Calculation	72,327

For purposes of identifying the median teammate from our teammate population base, we considered taxable earnings, as compiled from our payroll records. We selected taxable earnings as it captures the principal forms of compensation delivered to all of our teammates and this information is readily available with respect to our teammates. In addition, we measured compensation for purposes of determining the median teammate using the 12-month period ending December 31, 2017. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

In determining the annual total compensation of the median teammate, such teammate’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, provided that we also, as permitted by those rules, included the value of certain non-discriminatory benefits.

In determining Mr. Thiry’s compensation for purposes of calculating the CEO Pay Ratio, we also adjusted the compensation reported in the 2017 Summary Compensation Table to reflect the value of the non-discriminatory benefits that he received. This resulted in total annual compensation of $15,338,585 for the CEO used for purposes of the pay ratio calculation, as opposed to the amount shown in Summary Compensation Table of $15,324,758.

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	77

Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors during 2017. Mr. Thiry also serves as a member of the Board. As an executive officer of the Company, however, Mr. Thiry does not receive any additional compensation for his services as a member of the Board. Mr. Berg is included in the table, as he became a non-employee director on December 16, 2017, the day after he ceased employment with the Company.
2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned ($)[1]	Stock Awards ($)[2]	SSAR Awards ($)[3,4]	All Other Compensation ($)[5]	Total ($)
Pamela M. Arway	$211,500	$95,015	$89,842	$—	$396,357
Charles G. Berg[6]	$3,478	$4,118	$—	$—	$7,596
Carol Anthony (“John”) Davidson[7]	$187,500	$95,015	$89,842	$—	$372,357
Barbara J. Desoer	$184,000	$95,015	$89,842	$—	$368,857
Pascal Desroches	$139,333	$94,267	$117,873	$—	$351,473
Paul J. Diaz	$146,750	$95,015	$89,842	$—	$331,607
Peter T. Grauer	$157,500	$138,740	$131,221	$—	$427,461
John M. Nehra	$151,750	$95,015	$89,842	$—	$336,607
Dr. William L. Roper	$155,000	$95,015	$89,842	$—	$339,857
Roger J. Valine[8]	$69,704	$43,539	$—	$7,835	$121,078
Phyllis R. Yale	$135,500	$95,015	$89,842	$—	$320,357

1
Consists of the amounts described below under the subsection “—Annual Retainers,” “—Meeting Fees,” and “—Expense Reimbursement and Per Diem Compensation.” With respect to Mr. Grauer, includes the $37,500 cash portion for service as lead independent director. With respect to Ms. Arway, Ms. Desoer and Mr. Davidson, includes the $50,000 cash portion for service as chair of the Compensation Committee, Compliance Committee and Audit Committee, respectively. With respect to Mr. Nehra and Dr. Roper, includes the $25,000 cash portion for service as chair of the Public Policy Committee and Clinical Performance Committee, respectively.

2
The amounts shown in this column reflect the aggregate grant date fair value of all direct stock issuance awards ("DSI") granted to our directors during 2017 as estimated by the Company in accordance with FASB ASC Topic 718. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

3
The amounts shown in this column reflect the aggregate grant date fair value of all SSAR awards granted to our directors during 2017 as estimated by the Company in accordance with FASB ASC Topic 718. With respect to Mr. Grauer, includes the $43,750 equity portion denominated in SSARs for service as lead independent director. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

4
As of December 31, 2017, each director had the following number of SSARs outstanding: Ms. Arway, 46,269; Mr. Berg, 39,091; Mr. Davidson, 58,269; Ms. Desoer, 16,009; Mr. Desroches, 9,824; Mr. Diaz, 22,269; Mr. Grauer, 68,526; Mr. Nehra, 58,269; Dr. Roper, 58,269; Mr. Valine, 39,091; and Ms. Yale, 11,757.

5	Includes the $7,835 of additional fees in the aggregate paid to Mr. Valine for the consulting services that he provided, at the request of the Board, following his retirement from the Board.

6
Mr. Berg's employment as the executive chair of the Company’s DMG division ceased effective December 15, 2017. The amounts reported for Mr. Berg reflect the fees and awards that he received for his service as a non-employee director for the period from December 16, 2017 through December 31, 2017. For the period January 1, 2017 through December 15, 2017, Mr. Berg received $1,998,150 in compensation as executive chair of DMG. This amount includes $1,471,146 in base salary, $27,004 in perquisites for use of fractionally-owned or chartered corporate aircraft for a fixed number of hours for personal use, and a $500,000 performance-based cash bonus in recognition of his contributions to the business in 2017.

7	Mr. Davidson retired from the Board on March 1, 2018.

8	Mr. Valine retired from the Board on June 16, 2017.

78

Compensation of Directors

Director Compensation Policy

Our non-employee director compensation program, which is embodied in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”), is designed to attract and retain highly-qualified directors and to align the interests of our directors with the long-term interests of our stockholders. The Compensation Committee is responsible for recommending to the Board the compensation of our non-employee directors. As part of this process, the Compensation Committee reviews the compensation program for our non-employee directors no less than annually and considers input from its independent compensation consultant, Compensia, regarding general market practices on director compensation as well as comparative market data for our peer group, which is the same peer group used for purposes of evaluating the competitiveness of our executive compensation program. The Compensation Committee also considers feedback received on the structure of our director compensation program through engagement with stockholders. Based on the Compensation Committee’s review of director compensation in 2017, the Compensation Committee did not recommend any changes to our Director Compensation Policy relative to 2016. The following describes the compensation paid to our non-employee directors for service as a director during 2017 under the Director Compensation Policy as set forth in the table above.  Directors who are current employees or officers do not receive compensation for service on the Board or any committee of the Board.
Stock-Based Compensation
Annual Grant.    Under the Director Compensation Policy, in 2017 each of our non-employee directors was entitled to receive SSARs, granted on, and priced as of close of the market on, the date of our annual stockholder meeting. The number of SSARs to be granted was determined by dividing $95,000 by 20% of the closing market price of our common stock on the grant date. Effective March 2018, the annual grant of SSARs will be made on May 15 of each year and the number of SSARs to be granted shall be determined by dividing $95,000 by 20% of the closing market price of our common stock on the grant date, or if the grant date does not fall on a trading day, then on the last trading day prior to the grant date. The SSARs vest in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control (as defined above under the subsection titled “Executive Compensation—Potential Payments Upon Termination or Change of Control—Definitions Under

Stock-Based Award Agreements”), and expiring five years after the date of grant. Each of our non-employee directors is also entitled to receive direct stock issuances (“DSIs”) to be granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly shall be determined by dividing $23,750 by the closing market price of our common stock on the last trading day of each fiscal quarter. The DSIs are 100% vested upon issuance. The annual grant of SSARs and DSIs shall be prorated, as applicable, including for new directors, based on the days of service on the Board within a fiscal year or fiscal quarter, respectively. SSARs granted on a prorated basis shall be granted and priced as of the close of market on the first day of service on the Board, which date shall be determined by the Board upon such individual’s appointment as a director.
Additional Annual Grant to Lead Independent Director.    In 2017, the lead independent director was also entitled to receive additional SSARs, granted on, and priced as of the close of the market on, the date of our annual stockholder meeting. The number of SSARs to be granted was determined by dividing $43,750 by 20% of the closing market price of our common stock on the grant date. The SSARs vest in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control (as defined above under the subsection titled “Executive Compensation—Potential Payments Upon Termination or Change of Control—Definitions Under Stock-Based Award Agreements”), and expiring five years after the date of grant. Vesting of these SSARs continues so long as the non-employee director continues to serve on the Board even if he or she is no longer lead independent director. Effective March 2018, the additional annual grant of SSARs to the lead independent director will be made on May 15 of each year and the number of SSARs to be granted shall be determined by dividing $43,750 by 20% of the closing market price of our common stock on the grant date, or if the grant date does not fall on a trading day, then on the last trading day prior to the grant date. The lead independent director is also entitled to receive DSIs to be granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly shall be determined by dividing $10,938 by the closing market price of our common stock on the last trading day of each fiscal quarter. The DSIs are 100% vested upon issuance. The annual grant of SSARs and DSIs shall be prorated, as applicable, based on the days of service as lead independent director within a fiscal year or fiscal quarter, as applicable.
SSARs granted on a prorated basis shall be granted and priced as of the close of market on the first day of service as lead independent director on the Board.

Continues on next page Ñ
DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	79

If the lead independent director also serves as a chair of any committee of the Board, the lead independent director will also be entitled to receive the additional retainer for serving as the chair of any such committee, in addition to the retainers and equity grants he or she is entitled to receive as the lead independent director.
Annual Retainers
Annual Retainer.    Pursuant to the Director Compensation Policy, each of our non-employee directors is entitled to receive an annual retainer of $80,000 in cash per year, paid quarterly in arrears.
Lead Independent Director Retainer.    Under the Director Compensation Policy, the lead independent director receives an additional retainer of $37,500 in cash per year, paid quarterly in arrears.
Committee Chairs Retainer.    Under the Director Compensation Policy, the chairs of the Audit, Compensation and Compliance Committees receive an additional retainer of $50,000 in cash per year, paid quarterly in arrears, and the chairs of the Public Policy and the Clinical Performance Committees receive an additional retainer of $25,000 in cash per year, paid quarterly in arrears. The chair of the Nominating and Governance Committee does not receive an additional retainer.
Proration of Quarterly Retainer — Upon Appointment.    The quarterly retainer due to a director elected during a quarter is prorated based on the date of such director’s appointment.
Proration of Quarterly Retainer — Upon Termination.    The quarterly retainer due to a director terminating service during a quarter is prorated based on the date of such director’s termination.
Meeting Fees
Board Meetings.    Under the Director Compensation Policy, our non-employee directors are not entitled to receive any additional compensation for regularly scheduled Board meetings.
Special Board Meetings.    Non-employee directors are entitled to receive $2,500 in cash for attendance at a special meeting regardless of the duration of such meeting, unless the meeting is held telephonically, in which case the meeting must last at least approximately one hour.

Committee Meetings.    For committee meetings, non-employee directors who are committee members or whose participation was requested by the Committee Chair are entitled to receive additional compensation of $2,500 in cash for attendance regardless of the duration of such meetings, unless it is a special committee meeting held telephonically, in which case the meeting must last at least approximately one hour. In the case of Audit Committee meetings related to quarterly earnings releases, additional compensation of $2,500 in cash for each such meeting is paid regardless of the duration of such meetings.
Expense Reimbursement and Per Diem Compensation
Expense Reimbursement.    Under the Director Compensation Policy, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their travel to and attendance at meetings of the Board or any committee thereof and other Board-related business.
Per Diem Compensation.    Additionally, under the Director Compensation Policy, we compensate our non-employee directors on a per diem, hourly or other basis at a rate that is reasonable and fair to the Company as determined at the discretion of the lead independent director, the Board or the Compensation Committee, as applicable, for significant time spent outside of Board or committee meetings or for meetings or activities outside the scope of normal board duties, including director training, meeting with Company management or external auditors, interviewing director candidates or other activities deemed necessary by the chairman of the Board, the lead independent director or the entire Board. If time expended is less than the full unit of time for which a payment rate has been set, the payment shall be made on a pro rata basis.

80

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. During 2017, none of our executive officers served as a member of the compensation committee or board of directors of any other company whose executive officer(s) served as a member of our Compensation Committee or Board.
Comp

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	81

Certain Relationships and Related Transactions

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, more than 5% beneficial owners of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified by our Audit Committee in accordance with the Company’s written Related Person Transactions Policy or, if our Audit Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members.
The Audit Committee or the disinterested members of the Board consider all relevant factors when determining whether to approve or ratify a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.
There were no related person transactions from January 1, 2017 through the date of this Proxy Statement required to be disclosed pursuant to Item 404(a) of Regulation S-K.

82

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board.
The Audit Committee is directly responsible for the appointment and compensation of the Company’s independent registered public accounting firm, KPMG, as well as monitoring the independence, qualifications and performance of KPMG and the Company’s internal audit function. In addition, the Audit Committee has considered whether the provision of non-audit services to the Company by KPMG is compatible with maintaining KPMG’s independence.
Management is responsible for internal control over financial reporting and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and an audit of the effectiveness of internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has met and held discussions with the Company’s internal auditors and KPMG, with and without management present, to discuss the scope of their audit plans, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee engaged the independent registered public accounting firm to conduct the independent audit. The Audit Committee reviewed and discussed with management the December 31, 2017 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
THE AUDIT COMMITTEE

Carol Anthony ("John") Davidson (Chairman)
Pamela M. Arway
Pascal Desroches

Continues on next page Ñ
DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	83

Stockholder Proposals for 2019 Annual Meeting

If you wish to present a proposal for action at the 2019 annual meeting of stockholders and wish to have it included in the proxy statement and form of proxy that management will prepare, you must notify us no later than December 28, 2018 in the form required under the rules and regulations promulgated by the SEC. Otherwise, your proposal will not be included in management’s proxy materials.
Our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders who have continuously owned at least 3% of the outstanding shares of the Company’s common stock for at least three consecutive years to use management’s proxy materials to nominate a number of director candidates not to exceed the greater of two or 20% of the number of directors then in office, subject to reduction in certain circumstances. If you wish to nominate a director for election at the 2019 annual meeting of stockholders and wish to have the nominee included in the proxy statement and form of proxy that management will prepare, you must notify us no later than December 28, 2018, and no earlier than November 28, 2018. However, if we hold our 2019 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the date that the Company first mailed this Proxy Statement, you must notify us: (i) not earlier than the close of business on the 150th day prior to the 2019 annual meeting and (ii) not later than the close of business on the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2019 annual meeting was first made. Otherwise, your nominee will not be included in management’s proxy materials.

If you wish to present a proposal for action at the 2019 annual meeting of stockholders, even though it will not be included in management’s proxy materials, or if you wish to nominate a director for election at the 2019 annual meeting of stockholders outside of the proxy access provisions of our Bylaws, our Bylaws require that you must notify us no later than March 20, 2019, and no earlier than February 18, 2019. However, if we hold our 2019 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of our Annual Meeting, you must notify us: (i) not earlier than the close of business on the 120th day prior to the 2019 annual meeting and (ii) not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2019 annual meeting was first made.
We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal or nominee. Our Bylaws are available under the Corporate Governance section of our website, located at
http://www.davita.com/about/corporate-governance.

84

Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.
A copy of our 2017 Annual Report to Stockholders accompanies this Proxy Statement. The 2017 Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2017. Our Annual Report on Form 10-K includes these financial statements, as well as other supplementary financial information and certain schedules. The Annual Report on Form 10-K is not part of our proxy soliciting material. Copies of the Annual Report on Form 10-K, without exhibits, can be obtained without charge by contacting Investor

Relations at the following address: Attn: Investor Relations, DaVita Inc., 2000 16th Street, Denver, Colorado 80202, (888) 484-7505 or through our website, located at http://www.davita.com.
By order of the Board of Directors,

Samantha A. Caldwell
Corporate Secretary
DaVita Inc.
April 27, 2018

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	85

DAVITA INC.
2000 16TH STREET
DENVER, CO 80202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote up until 11:59 P.M. ET on Sunday, June 17, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote up until 11:59 P.M. ET on Sunday, June 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all director nominees named in the Proxy Statement in Proposal 1:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Pamela M. Arway	☐	☐	☐
1b. Charles G. Berg	☐	☐	☐
1c. Barbara J. Desoer	☐	☐	☐
1d. Pascal Desroches	☐	☐	☐
1e. Paul J. Diaz	☐	☐	☐
1f. Peter T. Grauer	☐	☐	☐
1g. John M. Nehra	☐	☐	☐
1h. William L. Roper	☐	☐	☐
1i. Kent J. Thiry	☐	☐	☐
1j. Phyllis R. Yale	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 4:	**For**	**Against**	**Abstain**
4. Stockholder proposal regarding revisions to the Company's proxy access bylaw, if properly presented at the meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000380915_1 R1.0.1.17

86

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DAVITA INC.
PROXY
This Proxy is solicited on behalf of the
Board of Directors of DAVITA INC.

The undersigned hereby appoints Kent J. Thiry, Kathleen A. Waters and Samantha A. Caldwell, or any of them, the trust and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of DAVITA INC., which the undersigned is entitled to vote at the annual meeting of the stockholders of DAVITA INC., to be held at 5:00 p.m., Mountain Daylight Time, on June 18, 2018 at 2000 16th Street, Denver, Colorado 80202, and any and all adjournments thereof, on the proposals set forth on the reverse side of this Proxy.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, Kent J. Thiry, Kathleen A. Waters and Samantha A. Caldwell or any of them, are authorized to vote upon such other matters as may properly come before the meeting. All Proxies to vote at said meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated April 27, 2018 is hereby acknowledged.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000380915_2 R1.0.1.17

DaVita Inc. Notice of 2018 Annual Meeting and Proxy Statement	87